   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2003.

                                              REGISTRATION NOS. 333-   ,
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         EL PASO ENERGY PARTNERS, L.P.
                  EL PASO ENERGY PARTNERS FINANCE CORPORATION
             (Exact name of Registrant as Specified in its Charter)

           DELAWARE                          1311                         76-0396023
           DELAWARE                          1311                         76-0605880
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)       Identification Number)

                                                            PEGGY A. HEEG, ESQ.
                                                              EL PASO BUILDING
               4 GREENWAY PLAZA                      1001 LOUISIANA STREET, 30TH FLOOR
              HOUSTON, TX 77046                              HOUSTON, TX 77002
                (832) 676-2600                                 (713) 420-2600
                                                  (Name, Address, Including Zip Code, and
 (Address, including Zip Code, and Telephone                     Telephone
 Number, Including Area Code, of Registrant's    Number, Including Area Code, of Agent For
         Principal Executive Offices)                             Service)

                                    COPY TO:
                              J. VINCENT KENDRICK
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                        1900 PENNZOIL PLACE, SOUTH TOWER
                              711 LOUISIANA STREET
                               HOUSTON, TX 77002
                                 (713) 220-5800
                              (713) 236-0822 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH CLASS OF                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
              SECURITIES TO BE                    AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
               REGISTERED (1)                      REGISTERED          PER UNIT (1)          PRICE (1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
10 5/8% Series B Senior Subordinated
Notes due 2012...............................     200,000,000              98%              $200,000,000           $16,180
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of 10 5/8% Series B Senior
Subordinated Notes due 2012(2)...............                                                                        (3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) Each of the subsidiaries of El Paso Energy Partners, L.P. that is listed on the Table of Additional Registrant Guarantors on the following page has guaranteed the notes being registered pursuant hereto.

(3) No separate consideration will be received for the Guarantees and, therefore, no additional registration fee is required.

     EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SUCH REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                              STATE OR OTHER        I.R.S.
                                                              JURISDICTION OF      EMPLOYER
                                                               INCORPORATION    IDENTIFICATION
EXACT NAME OF REGISTRANT GUARANTOR(1)                         OR ORGANIZATION       NUMBER
-------------------------------------                         ---------------   ---------------
Chaco Liquids Plant Trust...................................  Massachusetts              N/A
Crystal Holding, L.L.C. ....................................  Delaware            76-0396023
El Paso Energy Intrastate, L.P. ............................  Delaware                   N/A
El Paso Energy Partners Oil Transport, L.L.C. ..............  Delaware            76-0396023
El Paso Energy Partners Operating Company, L.L.C. ..........  Delaware            76-0396023
El Paso Energy Warwink I Company, L.P. .....................  Delaware                   N/A
El Paso Energy Warwink II Company, L.P. ....................  Delaware                   N/A
El Paso Offshore Gathering & Transmission, L.P. ............  Delaware                   N/A
El Paso South Texas, L.P. ..................................  Delaware            04-3714142
EPGT Texas Pipeline, L.P. ..................................  Delaware                   N/A
EPN Alabama Intrastate, L.L.C. .............................  Delaware            76-0396023
EPN Field Services, L.L.C. .................................  Delaware            76-0396023
EPN Gathering and Treating Company, L.P. ...................  Delaware                   N/A
EPN Gathering and Treating GP Holding, L.L.C. ..............  Delaware            76-0396023
EPN GP Holding, L.L.C. .....................................  Delaware            76-0396023
EPN GP Holding I, L.L.C. ...................................  Delaware            76-0396023
EPN Gulf Coast, L.P. .......................................  Delaware                   N/A
EPN Holding Company, L.P. ..................................  Delaware                   N/A
EPN Holding Company I, L.P. ................................  Delaware                   N/A
EPN NGL Storage, L.L.C. ....................................  Delaware            76-0396023
EPN Pipeline GP Holding, L.L.C. ............................  Delaware            76-0396023
First Reserve Gas, L.L.C. ..................................  Delaware            76-0396023
Flextrend Development Company, L.L.C. ......................  Delaware            76-0396023
Hattiesburg Gas Storage Company.............................  Delaware            76-0396023
Hattiesburg Industrial Gas Sales, L.L.C. ...................  Delaware            76-0396023
High Island Offshore System, L.L.C. ........................  Delaware            76-0396023
Manta Ray Gathering Company, L.L.C. ........................  Delaware            76-0396023
Petal Gas Storage, L.L.C. ..................................  Delaware            76-0396023
Poseidon Pipeline Company, L.L.C. ..........................  Delaware            76-0396023
Warwink Gathering and Treating Company......................  Texas                      N/A

---------------

(1) The address for each Registrant Guarantor is 4 Greenway Plaza, Houston, Texas, 77046.

WE MAY NOT EXCHANGE THESE NOTES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE NOTES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE NOTES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION. DATED FEBRUARY 28, 2003

                            [EL PASO PARTNERS LOGO]

                                  $200,000,000

                         EL PASO ENERGY PARTNERS, L.P.
                  EL PASO ENERGY PARTNERS FINANCE CORPORATION

                               Offer to Exchange
              10 5/8% Series B Senior Subordinated Notes due 2012
                  for any and all outstanding 10 5/8% Series A
                       Senior Subordinated Notes due 2012

CUSIP: 28368QAE9 and U5325MAC9
                             ---------------------
     This prospectus, the accompanying letter of transmittal and notice of guaranteed delivery relate to our proposed exchange offer. We are offering to exchange up to $200,000,000 aggregate principal amount of new 10 5/8% Series B senior subordinated notes due 2012, which we call the Series B notes, which will be freely transferable, for any and all outstanding 10 5/8% Series A senior subordinated notes due 2012, which we call the Series A notes, issued in a private offering on November 27, 2002, and which have certain transfer restrictions.

     In this prospectus we sometimes refer to the Series A notes and the Series B notes collectively as the notes.

     - The terms of the Series B notes are substantially identical to the terms of the Series A notes, except that the Series B notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

     - All Series A notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of Series A notes may be withdrawn at any time prior to expiration of the exchange offer.

     - We will not receive any proceeds from the exchange offer.

     - The exchange of Series A notes for Series B notes will not be a taxable event for United States federal income tax purposes.

     - Holders of Series A notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     - Series A notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the Indenture, but, except under certain circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.
                             ---------------------
                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

Summary.................................    1
The exchange offer......................    5
Ratio of earnings to fixed charges......    8
Risk factors............................    9
Our indebtedness could adversely
  restrict our ability to operate,
  affect our financial condition and
  prevent us from fulfilling our
  obligations under our debt
  securities............................    9
We may not be able to fully execute our
  growth strategy if we encounter tight
  capital markets or increased
  competition for qualified assets......   10
Our growth strategy may adversely affect
  our results of operations if we do not
  successfully integrate the businesses
  that we acquire or if we substantially
  increase our indebtedness and
  contingent liabilities to make
  acquisitions..........................   11
Our actual acquisition, construction and
  development costs could exceed our
  forecast, and our cash flow from
  construction and development projects
  may not be immediate..................   11
FERC regulation and a changing
  regulatory environment could affect
  our cash flow.........................   12
Environmental costs and liabilities and
  changing environmental regulation
  could affect our cash flow............   13
A natural disaster, catastrophe or other
  interruption event involving us could
  result in severe personal injury,
  property damage and environmental
  damage, which could curtail our
  operations and otherwise adversely
  affect our assets and cash flow.......   13
The future performance of our energy
  infrastructure operations, and thus
  our ability to satisfy our debt
  requirements, depends on successful
  exploration and development of
  additional oil and natural gas
  reserves by others....................   13
Our natural gas storage businesses
  depend on neighboring pipelines to
  transport natural gas.................   14
We will face competition from third
  parties to gather, transport, process,
  fractionate, store or otherwise handle
  oil, natural gas and other petroleum
  products..............................   14
Fluctuations in energy commodity prices
  could adversely affect our business...   14
Pipelines and platforms -- Price
  decreases could have an adverse effect
  on the discovery and development of
  replacement reserves and on the
  results of operations of our San Juan
  natural gas gathering system and our
  Chaco plant...........................   15
Natural gas storage -- Natural gas price
  stability could have an adverse effect
  on revenues and cash flow from our
  storage assets........................   15
Processing and fractionation -- The
  processing and fractionation
  businesses are cyclical and are
  dependent in part upon the spreads
  between prices for natural gas, NGLs
  and petroleum products................   15
Oil and natural gas production -- Price
  and volume volatility is substantially
  out of our control and could have an
  adverse effect on revenues and cash
  flow from our producing oil and
  natural gas properties................   16
Fluctuations in interest rates could
  adversely affect our business.........   16
Our use of derivative financial
  instruments could result in financial
  losses................................   16
Our fractionation facilities are
  dedicated to a single customer, the
  loss of which could adversely affect
  us....................................   16
We will be adversely affected if we
  cannot negotiate an extension or a
  replacement on commercially reasonable
  terms of approximately 900 miles of
  rights-of-way underlying the San Juan
  gathering system......................   17
We will be adversely affected if we
  cannot negotiate an extension or
  replacement on commercially reasonable
  terms of three material contracts
  which account for approximately 71
  percent of the volume attributable to
  the San Juan gathering system during
  the nine months ended September 30,
  2002, and which expire between 2006
  and 2008..............................   17
Arthur Andersen LLP, the public
  accountants that audited the 2000
  financial statements of our joint
  venture Poseidon Oil Pipeline Company
  L.L.C., has been convicted of a
  felony, which may adversely affect the
  ability of Arthur Andersen LLP to
  satisfy any claims that may arise out
  of Arthur Andersen LLP's audit of
  Poseidon's financial statements. In
  addition, Arthur Andersen LLP has not
  consented to the use of their opinion
  in this filing. Because of this
  absence of consent, your ability to
  ever claim against Arthur Andersen LLP
  may be limited........................   17
The market value of your Series A notes
  may be lower if you do not exchange
  your Series A notes or fail to
  properly tender your Series A notes
  for exchange..........................   18
An active trading market for the notes
  may not develop.......................   18

Federal and state statutes would allow courts,
  under specific circumstances, to subordinate
  further or void the notes and the related
  guarantees and require holders of notes to
  return payments received from us...............         19
We may not be able to satisfy our obligation to
  repurchase notes upon a change of control......         20
The rights of holders of the notes to receive
  payments will be unsecured and contractually
  subordinated to most of our existing
  indebtedness and, possibly, any additional
  indebtedness we incur. Further, the guarantees
  of the notes will be junior to all the
  guarantors' existing indebtedness and possibly
  to all their future borrowings.................         20
The notes will be effectively subordinated to
  indebtedness and liabilities of our
  subsidiaries that are not guarantors...........         20
El Paso Corporation and its subsidiaries have
  conflicts of interest with us and, accordingly,
  you............................................         21
Cash reserves, expenditures and other matters
  within the discretion of our general partner
  may affect distributions to unitholders and
  reserves for debt service......................         22
Our partnership agreement purports to limit our
  general partner's fiduciary duties and certain
  other obligations relating to us...............         22
Because we depend upon El Paso Corporation and
  its affiliates for employees to manage our
  business and affairs, a decrease in the
  availability of employees from El Paso
  Corporation and its affiliates could adversely
  affect us......................................         23
The interruption of distributions to us from our
  subsidiaries and joint ventures may affect our
  ability to make payments on our debt
  securities.....................................         23
We cannot cause our joint ventures to take or not
  to take certain actions unless some or all of
  the joint venture participants agree...........         23
We do not have the same flexibility as other
  types of organizations to accumulate cash and
  equity to protect against illiquidity in the
  future.........................................         24
Changes of control of our general partner may
  adversely affect you...........................         24
We have not received a ruling or assurances from
  the IRS on many matters affecting us...........         24
Our tax treatment depends on our partnership
  status and if the IRS treats us as a
  corporation for tax purposes, it would
  adversely affect our ability to make payments
  on our debt securities.........................         25
The exchange offer...............................         26
Use of proceeds..................................         38
Description of notes.............................         38
United States federal income and estate tax
  considerations.................................         85
Certain ERISA considerations.....................         88
Plan of distribution.............................         90

                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov.

     We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and the information we file later with the SEC will automatically supercede this information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 9 of any Current Report on Form 8-K or Form 8-K/A either listed below or filed in the future that is not deemed filed under the Securities Exchange Act of 1934 and, therefore, is not incorporated by reference in this prospectus, are incorporated by reference into this prospectus and contain important information about us and our financial condition.

     - Annual Report on Form 10-K for the year ended December 31, 2001, as amended on January 2, 2003 on Form 10-K/A;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002; June 30, 2002; and September 30, 2002 and

     - Current Reports on Form 8-K filed April 15, 2002; April 22, 2002; April 24, 2002; April 29, 2002; June 5, 2002; July 15, 2002 (as amended on July
       19, 2002 on Form 8-K/A and January 2, 2003 on Form 8-K/A); July 24, 2002; July 31, 2002; August 12, 2002; September 5, 2002; October 8, 2002;
       October 10, 2002; October 18, 2002; November 18, 2002; December 2, 2002;
       and December 12, 2002, as amended on December 26, 2002, on Form 8-K/A.

     You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

                         El Paso Energy Partners, L.P.
                                4 Greenway Plaza
                              Houston, Texas 77046
                                 (832) 676-5332
                         Attention: Investor Relations

     The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus.

     You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in or incorporated by reference in this prospectus.

     You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

     We include cross references in this prospectus to captions in these materials where you can find further related discussions. The above table of contents tells you where to find these captions.

                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have incorporated by reference contain or incorporate by reference forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying the forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we express an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. We cannot assure you, however, that the statement of expectation or belief will result or be achieved or accomplished. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend,"

"may," "plan," "predict," "project," "will," and similar terms and phrases, including references to assumptions. These statements are contained in the sections entitled "Summary," "Risk factors," and other sections of this prospectus and the documents we have incorporated by reference. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus and the documents we have incorporated by reference. These risks include the risks that are identified in:

     - the "Risk factors" section of this prospectus;

     - the section entitled "Risk Factors and Cautionary Statement" included in our Annual Report on Form 10-K as amended on January 2, 2003 on Form 10-K/A for the year ended December 31, 2001; and

     - the other documents incorporated by reference.

     These risks may also be specifically described in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Form 8-K/A and other documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                                    SUMMARY

     This summary information is to help you understand the notes. It likely does not contain all the information that is important to you. You should carefully read this prospectus and the documents incorporated by reference to understand fully the terms of the notes, as well as other considerations that are important to you in making your investment decision. You should pay special attention to the "Risk factors" section beginning on page 9 of this prospectus, as well as the section entitled "Risk Factors and Cautionary Statement" included in our Annual Report on Form 10-K for the year ended December 31, 2001, as amended on January 2, 2003, on Form 10-K/A, and the risk factors contained in the other documents incorporated by reference herein, to determine whether an investment in the notes is appropriate for you. For purposes of this prospectus, unless the context otherwise indicates, when we refer to "us," "we," "our," or "ours," we are describing El Paso Energy Partners, L.P., together with its subsidiaries, including El Paso Energy Partners Finance Corporation.

THE COMPANY

     El Paso Energy Partners, L.P. (NYSE:EPN) is one of the largest publicly-traded master limited partnerships, or MLPs, in terms of market capitalization. Formed in 1993, we manage a balanced, diversified portfolio of interests and assets relating to the midstream energy sector, which involves transporting, gathering, separating, handling, processing, fractionating and storing natural gas, oil and natural gas liquids, or NGLs. Our interests and assets include:

     - offshore oil and natural gas pipelines, platforms, processing facilities and other energy infrastructure in the Gulf of Mexico, primarily offshore Louisiana and Texas;

     - onshore natural gas pipelines and processing facilities in Alabama, Colorado, Mississippi, New Mexico and Texas;

     - onshore NGL pipelines and fractionation facilities in Texas; and

     - onshore natural gas and NGL storage facilities in Louisiana, Mississippi and Texas.

     Since 1998, we have diversified our asset base, stabilized our cash flow and decreased our financial leverage as a percentage of total capital. We have accomplished this through a series of acquisitions and development projects, as well as four public common unit offerings.

     The exchange offer is intended to satisfy our obligations under the registration rights agreement, and we will not receive any cash proceeds from the issuance of the Series B notes offered by this prospectus. For further details, please read "Use of proceeds."

OUR OBJECTIVE AND STRATEGY

     Our objective is to operate as a growth-oriented MLP with a focus on increasing cash flow, earnings and return to our unitholders by becoming one of the industry's leading providers of midstream energy services. Our strategy is to maintain and grow a diversified, balanced base of strategically located and efficiently operated midstream energy assets with stable and long-term cash flows. With the completion of the San Juan asset acquisition, we are one of the largest natural gas gatherers, based on miles of pipeline, in the prolific natural gas supply regions offshore in the Gulf of Mexico and onshore in Texas and the San Juan Basin, which envelops the four contiguous corners of Arizona, Colorado, New Mexico and Utah.

     These regions, especially the deeper water regions of the Gulf of Mexico, one of the United States' fastest growing natural gas producing regions, offer us significant infrastructure growth potential through the acquisition and construction of pipelines, platforms, processing and storage facilities and other infrastructure.

     Our strategy entails continually enhancing the quality of our cash flow by emphasizing operations and services for which the fees are not traditionally linked to commodity prices, including gathering, transportation and storage; mitigating commodity price risks by using contractual arrangements, including fixed-fee contracts and hedging and tolling arrangements; sharing capital costs and risks through joint ventures/strategic alliances; and de-emphasizing our oil and natural gas production business by not acquiring additional properties. Our offshore gathering and transportation arrangements tend to have longer terms, which often last for the productive life of the producing property, and our onshore gathering, transportation, processing and fractionating agreements tend to have multiple-year terms.

     We intend to execute our business strategy by:

     - purchasing and constructing onshore pipelines; gathering systems; storage, processing and fractionation facilities; and other midstream assets to provide a broad range of more stable, fee-based services to producers, marketers and users of energy products;

     - expanding our existing offshore asset base, supported by the dedication of new discoveries and long-term commitments, to capitalize on the accelerated growth of oil and natural gas supplies from the deeper water regions of the Gulf of Mexico;

     - operating at a low cost by achieving economies of scale in select regions through reinvesting in and expanding our organic growth opportunities, as well as by acquiring new assets;

     - sharing capital costs and risks through joint ventures/strategic alliances, principally with partners with substantial financial resources and strategic interests, assets and operations in the Gulf of Mexico, especially in the deeper water, Flextrend and subsalt regions; and

     - continuing to strengthen our solid balance sheet by financing our growth, on average, with 50 percent equity so as to provide the financial flexibility to fund future opportunities.

OUR GENERAL PARTNER

     El Paso Energy Partners Company, a Delaware corporation, is our sole general partner. Our general partner has substantially no assets or operations other than those related to its interest in us and our operations. El Paso Corporation, through subsidiaries, owns 100 percent of our general partner. In addition, through its subsidiaries, El Paso Corporation owns approximately 26.5 percent, or 11,674,245, of our common units, all 10,937,500 of our newly issued Series C units, and our one percent general partner interest. El Paso Corporation (through subsidiaries) also owns all 125,392 of our outstanding Series B preference units. As of September 30, 2002, the liquidation value of the Series B preference units was approximately $154 million.

     El Paso Corporation has in the past publicly announced its intention to use us as its primary vehicle for growth and development of its midstream energy business. However, El Paso Corporation is neither contractually nor legally bound to use us as its primary vehicle for growth and development of midstream energy assets, and may reconsider its relationship with us at any time, without notice.

     Our relationship with El Paso Corporation has contributed significantly to our past growth, and we have important ongoing contractual arrangements with El Paso Corporation and some of its subsidiaries. However, we are a stand-alone operating company with significant assets and operations. Our assets, operations and financial condition are separate and independent from those of El Paso Corporation. Our credit facilities and other financing arrangements do not contain cross default provisions or other triggers tied to El Paso Corporation's financial condition or credit ratings. Nonetheless, due to our relationship with El Paso Corporation, adverse developments concerning El Paso Corporation could adversely affect us, even if we have not suffered any similar developments. The outstanding senior unsecured indebtedness of El Paso Corporation has been downgraded to below investment grade, currently rated Caa1 by Moody's and B by Standard & Poor's. These downgrades are a result, at least in part, of the outlook for the consolidated business of El Paso Corporation and its need for liquidity. In the event that El Paso Corporation's liquidity needs are not satisfied, El Paso Corporation could be forced to seek protection from its creditors in bankruptcy. We are taking various steps to partially mitigate the risk associated with our ongoing contractual arrangements with El Paso Corporation, such as reducing our reliance on El Paso Corporation and its subsidiaries as customers, requesting credit assurances from El Paso Corporation entities which remain as customers and developing contingency plans if El Paso Corporation is unable to continue to provide the services it currently provides to us. In addition, if El Paso Corporation chooses to sell a significant portion of our common units that it owns into the trading market, the market price of our common units could be adversely affected. For a more detailed discussion of our contracts and arrangement with El Paso Corporation and its subsidiaries, see the risk factors included in this prospectus and included in the documents incorporated by reference in this prospectus.

RECENT DEVELOPMENTS

  COMPLETED ACQUISITIONS

     In accordance with our business strategy, we have entered into transactions that have further diversified and grown our midstream asset base and expanded our sources of cash flow over the past several months.

  SAN JUAN ASSETS ACQUISITION

     In November 2002, we acquired a package of midstream energy assets, referred to as the San Juan assets, from subsidiaries of El Paso Corporation for $782 million, $766 million after adjustments for capital expenditures and working capital. The San Juan assets include:

     - substantially all of El Paso Corporation's natural gas gathering, processing and treating assets in the San Juan Basin of New
       Mexico -- specifically, its 5,300-mile San Juan Basin gathering system, including the associated compression, processing and treating facilities and contracts, and the remaining interest in the Chaco cryogenic natural gas processing plant not already owned by us;

     - a 35-mile, 20-inch natural gas pipeline and a 16-mile, 12-inch oil pipeline originating on the Chevron/ BHP "Typhoon" platform in the Green Canyon area of the Gulf of Mexico. The 35-mile natural gas pipeline extends to ANR Patterson System in Eugene Island Block 371 and the 16-mile oil pipeline extends to a platform in Green Canyon Block 19 with onshore access through various oil pipelines; and

     - over 640 miles of NGL pipelines and a related fractionation facility in South Texas.

  EPN HOLDING ASSETS

     In April 2002, EPN Holding Company, L.P., our wholly-owned subsidiary, acquired from subsidiaries of El Paso Corporation midstream energy assets located in New Mexico and Texas for net consideration of $735 million. The acquired assets, which are referred to as the EPN Holding assets, include:

     - interests in four intrastate natural gas gathering systems, including the EPGT Texas intrastate pipeline system, one of the largest intrastate pipeline systems in Texas based on miles of pipe;

     - a non-operating interest in a natural gas processing and treating facility; and

     - a leased interest in a natural gas storage facility.

  PROJECTS RECENTLY COMPLETED AND UNDER DEVELOPMENT

     We also expect to continue to experience organic growth in 2003 and beyond by constructing and operating strategic midstream infrastructure assets onshore and offshore, including the following projects:

     - a $100 million, 60-mile takeaway pipeline, including a 9,000-horsepower compression station, connected to the Petal facility with design capacity of 1.25 billion cubic feet per day, or Bcf/d (currently FERC-certified to 700 MMcf/d), completed in June 2002.

     - a $68 million, 8.9 Bcf (6.3 Bcf working capacity) expansion of the Petal natural gas storage facility, including a withdrawal facility and a 20,000 horsepower compression station, located near Hattiesburg, Mississippi, completed in June 2002.

     - the $28 million, 37-mile Medusa natural gas pipeline extension of our Viosca Knoll gathering system. Murphy Exploration and Production Company has dedicated 34,560 acres of property to this pipeline for the life of the reserves, which means that all natural gas produced from this acreage will flow through this pipeline. This project is currently under construction. As of September 30, 2002, we have spent approximately $12.7 million related to this pipeline extension, which is expected to be in service in the first quarter of
      2003.

     - the $53 million Falcon Nest fixed-leg platform and pipelines, expected to be in service during the first quarter of 2003. This project is currently under construction. As of September 30, 2002, we have spent approximately $18.2 million related to this platform.

     - the $206 million Marco Polo tension leg platform, or TLP, expected to be in service in the fourth quarter of 2003. This project is currently under construction. As of September 30, 2002, we have spent approximately $58.3 million related to this TLP.

     - the $96 million Marco Polo oil and natural gas pipelines, expected to be in service in the fourth quarter of 2003. These pipelines are in the development stage. As of September 30, 2002, we have spent approximately $1.3 million related to development of these pipelines.

     - the $458 million, 390-mile Cameron Highway Oil Pipeline, expected to be in service by the third quarter of 2004. We have entered into a non-binding letter of intent with Valero Energy Corporation under which Valero would acquire a 50% interest in the entity we form to construct, install and own this pipeline, which we will operate. The formation of this joint venture is subject to specific conditions set forth in the letter of intent, including negotiating and executing definitive documentation and obtaining financing acceptable to Valero and us. As of September 30, 2002, we have spent approximately $3.1 million related to this pipeline. We will construct a substantial portion of this pipeline in 2003 and early 2004.

     - the $63 million, 86-mile Red Hawk natural gas pipeline, recently announced, expected to be in service during the second quarter of 2004. No costs have been incurred as of September 30, 2002.

  CHACO PLANT

     In October 2001, we consummated a series of transactions resulting in us acquiring the Chaco Plant -- the fifth largest natural gas processing plant in the United States measured by liquids produced -- for approximately $198.5 million. As of our November 2002 San Juan asset acquisition, we effectively own 100 percent of the economic interest in the Chaco Plant.

  RECENT FINANCINGS

     During 2002, we executed several financings intended to facilitate growth and help achieve our targeted capital structure, including:

     - raising approximately $149 million in net proceeds through the issuance of 4,083,938 common units in April;

     - raising approximately $230 million in net proceeds in a private offering of long-term debt securities in May;

     - entering into the $535 million EPN Holding acquisition facility, of which $375 million has been repaid to date, and a $25 million working capital facility, none of which was outstanding at September 30, 2002 and which was terminated in October;

     - repaying a $95 million limited recourse term loan used to construct our Prince TLP, which we sold to El Paso Corporation in connection with our April 2002 EPN Holding acquisition;

     - entering into a $160 million senior secured term loan in October, including related amendments of our credit facility and the EPN Holding acquisition facility;

     - raising approximately $350 million in November through the issuance of 10,937,500 Series C units;

     - raising approximately $199 million through the November issuance of the Series A notes; and

     - borrowings of $238 million under our senior secured acquisition term loan in November.

     In addition, Deepwater Gateway, L.L.C., a new offshore platform joint venture we formed with Cal Dive International Inc., entered into a $155 million project construction loan to finance a substantial portion of the cost to construct the Marco Polo TLP and related facilities.

     Our credit facility provides up to $600 million of available credit subject to compliance with financial ratios as specified in the agreement. As of September 30, 2002, we had $569 million outstanding under this facility with the full unused amount available. The average variable interest rate on the debt outstanding was 4.46% at September 30, 2002. We pay a variable commitment fee on the unused portion of the credit facility. Our credit facility matures in May 2004, is guaranteed by all of our subsidiaries except for our unrestricted subsidiaries and El Paso Energy Partners Finance Corporation, and is collateralized by substantially all of our assets (excluding our unrestricted subsidiaries), and our general partner's one percent general partner interest in us and its general and administrative services agreement. In addition, the new senior secured term loan is payable in semi-annual installments of approximately 1% of the aggregate principal amount of the senior secured term loan for the first nine installments with the remaining balance payable at maturity, in October 2007. The senior secured term loan bears an annual interest rate, at our election, equal to either:

     - 2.25% plus a variable rate equal to the highest of (1) the prime rate, as determined by JPMorgan Chase Bank, (2) the federal funds rate, plus 0.5%, and (3) the certificate of deposit rate as determined by JPMorgan Chase Bank, plus 1.0%; or

     - the Eurodollar rate, plus 3.50%.

     The interest rate under the EPN Holding $160 million acquisition facility varies, but was 4.32% on September 30, 2002. The acquisition facility matures in April 2005, at which time any remaining balance becomes due and payable.

     In connection with our November 2002 acquisition of the San Juan assets, we entered into a $238 million senior secured acquisition term loan. This loan is cross-collateralized on a pari passu basis with our credit facility and the EPN Holding acquisition facility, and will mature on or before May 2004. The senior secured acquisition term loan will require us to make mandatory repayments under certain circumstances, including when we sell certain assets, issue certain equity or debt securities or experience certain changes in control.

     These credit facilities contain covenants that include restrictions on our (and our subsidiaries') ability to incur additional indebtedness or liens, sell assets, make loans or investments, acquire or be acquired by other companies and amend some of our contracts, as well as requiring maintenance of certain financial ratios. As of the date of this prospectus, we are not aware of anything that causes us not to be in compliance with the financial ratios and covenants contained in our credit agreements.

     As part of the financing for the San Juan asset acquisition, we agreed, during the period that the $238 million San Juan term loan is outstanding, to pay interest at rates of LIBOR plus 3.50% on Eurodollar loans, or on a variable base rate plus 2.25% on our revolving credit facility and the EPN Holding acquisition facility.

  OFFICES

     Our principal executive offices are located at 4 Greenway Plaza, Houston, TX 77046, and the phone number at this address is (832) 676-2600.

                               THE EXCHANGE OFFER

     You are entitled to exchange in the exchange offer your outstanding Series A notes for Series B notes with substantially identical terms. You should read the discussion under the heading "Description of notes" for further information regarding the Series B notes.

     We summarize the terms of the exchange offer below. You should read the discussion under the heading "The exchange offer" beginning on page 26 for further information regarding the exchange offer and resale of the Series B notes.

Registration rights
agreement.....................   We sold $200 million in aggregate principal
                                 amount of Series A notes to J.P. Morgan
                                 Securities Inc., Goldman, Sachs & Co., UBS
                                 Warburg LLC and Wachovia Securities Inc., as initial purchasers in a transaction exempt from the registration requirements of the Securities
                                 Act. We entered into a registration rights agreement dated as of November 27, 2002 with the initial purchasers which grants the holders of the Series A notes exchange and registration rights. This exchange offer satisfies those exchange rights.

The exchange offer............   $1,000 principal amount of Series B notes in
                                 exchange for each $1,000 principal amount of Series A notes. As of the date of this prospectus, $200 million aggregate principal amount of the Series A notes are outstanding.
                                 We will issue Series B notes to holders on the earliest practicable date following the
                                 Expiration Date.

Resales of the Series B
Notes.........................   Based on interpretations by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that, except as described below, the Series B notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders of the Series B notes (other than a holder that is an "affiliate" of ours within the meaning of Rule 405, a person who is a broker-dealer or a person who intends to participate in the exchange offer for the purpose of distributing the Series B notes) under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Series B notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the Series B notes.

                                 Each broker-dealer that receives Series B notes pursuant to the exchange offer in exchange for Series A notes that the broker-dealer acquired for its own account as a result of market-making activities or other trading activities, other than Series A notes acquired directly from us or our affiliates, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B notes. The letter of transmittal states that by acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 If we receive notices in the letter of
                                 transmittal, this prospectus, as it may be amended or supplemented from time to time, may be used for the period described below by a broker-dealer in connection with resales of Series B notes received in exchange for

                                 Series A notes where the Series A notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and not acquired directly from us.

                                 The letter of transmittal requires
                                 broker-dealers tendering Series A notes in the exchange offer to indicate whether the broker-dealer acquired the Series A notes for its own account as a result of market-making activities or other trading activities, other than Series A notes acquired directly from us or any of our affiliates. If no broker-dealer indicates that the Series A notes were so acquired, we have no obligation under the registration rights agreement to maintain the effectiveness of the registration statement past the consummation of the exchange offer or to allow the use of this prospectus for such resales. See "The Exchange
                                 Offer -- Registration Rights" and "-- Resale of the Series B Notes; Plan of Distribution."

Expiration date...............   The exchange offer expires at 5:00 p.m., New
                                 York City time, on           , 2003, unless we
                                 extend the exchange offer in our sole
                                 discretion, in which case the term "Expiration
                                 Date" means the latest date and time to which the exchange offer is extended.

Conditions to the exchange
offer.........................   The exchange offer is subject to certain
                                 conditions which we may waive. See "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer."

Procedures for tendering the
Series A Notes................   Each holder of Series A notes wishing to accept
                                 the exchange offer must complete, sign and date the accompanying letter of transmittal in accordance with the instructions, and mail or otherwise deliver the letter of transmittal together with the Series A notes and any other required documentation to the exchange agent identified below under "Exchange Agent" at the address set forth in this prospectus. By executing the letter of transmittal, a holder will make certain representations to us. See
                                 "The Exchange Offer -- Registration Rights" and
                                 "-- Procedures for Tendering Series A Notes."

Special procedures for
beneficial
owners........................   Any beneficial owner whose Series A notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. See
                                 "The Exchange Offer -- Procedures for Tendering
                                 Series A Notes."

Guaranteed delivery
procedures....................   Holders of Series A notes who wish to tender
                                 their Series A notes when those securities are not immediately available or who cannot deliver their Series A notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the Expiration Date must tender their Series A notes according to the guaranteed delivery procedures set forth in "The Exchange
                                 Offer -- Procedures for Tendering Series A
                                 Notes -- Guaranteed Delivery."

Withdrawal rights.............   Tenders of Series A notes pursuant to the
                                 exchange offer may be withdrawn at any time prior to the Expiration Date.

Acceptance of Series A Notes
and delivery of Series B
Notes.........................   We will accept for exchange any and all Series
                                 A notes that are properly tendered in the exchange offer, and not withdrawn, prior to the Expiration Date. The Series B notes issued pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Series A notes. See
                                 "The Exchange Offer -- Terms of the Exchange
                                 Offer."

Exchange agent................   JPMorgan Chase Bank is serving as exchange
                                 agent in connection with the exchange offer.
                                 See "The Exchange Offer -- Exchange Agent."

Federal income tax
considerations................   The exchange of Series A notes for Series B
                                 notes pursuant to the exchange offer will not be treated as a taxable exchange for federal income tax purposes. See "Federal Income Tax
                                 Considerations."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                         YEAR ENDED DECEMBER 31,
NINE MONTHS ENDED    --------------------------------
SEPTEMBER 30, 2002   2001   2000   1999   1998   1997
------------------   ----   ----   ----   ----   ----
       2.07          2.25   1.54   1.81   1.17   --(1)

---------------

(1) Earnings were inadequate to cover fixed charges by $5,362,000 for 1997.

     These computations include us and our Restricted Subsidiaries. For these ratios, "earnings" is the aggregate of the following items:

     - pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries and income or loss from equity investees;

     - plus fixed charges;

     - plus amortization of capitalized interests;

     - plus distributed income of equity investees;

     - plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in our fixed charges;

     - less interest capitalized; and

     - less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

     The term "fixed charges" means the sum of the following:

     - interest expensed and capitalized, including amortized premiums, discounts and capitalized expenses related to indebtedness; and

     - an estimate of the interest within rental expenses.

                                  RISK FACTORS

     An investment in the notes is subject to a number of risks. You should carefully consider the following risk factors as well as the section entitled "Risk Factors and Cautionary Statement" included in our Annual Report on Form 10-K for the year ended December 31, 2001 as amended January 2, 2003 on Form 10-K/A and incorporated herein by reference, as well as and the other documents incorporated herein by reference, in evaluating this investment. Realization of any of the following risks could have a material adverse effect on the notes.

RISKS RELATED TO OUR BUSINESS

  OUR INDEBTEDNESS COULD ADVERSELY RESTRICT OUR ABILITY TO OPERATE, AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR DEBT SECURITIES.

     We have a significant amount of indebtedness and the ability to incur substantially more indebtedness. In November 2002, we issued $200 million of 10 5/8% Senior Subordinated Notes due in 2012; in May 2002, we issued $230 million of 8 1/2% Senior Subordinated Notes due in 2011; and in May 2001, we issued $250 million of 8 1/2% Senior Subordinated Notes due in 2011; in May 1999, we issued $175 million of 10 3/8% Senior Subordinated Notes due in 2009. All of our senior subordinated notes are supported by guarantees of our material subsidiaries. We are also party to a credit facility that includes a $600 million revolving loan and a $160 million term loan, our indirect wholly-owned subsidiary, EPN Holding is party to a $160 million term credit facility, and, in November 2002, we borrowed $237.5 million under a senior secured acquisition term loan in connection with our acquisition of the San Juan assets. This senior secured acquisition term loan, the EPN Holding term credit facility and our credit facility are all jointly collateralized by a pledge of the equity of our material subsidiaries and substantially all of our other assets and supported by guarantees of our material subsidiaries. As of November 30, 2002, we had $461 million outstanding under our credit facility, and $237.5 million outstanding under our senior secured acquisition term loan, and EPN Holding had $160 million outstanding under its credit facility.

     From time to time, our joint ventures also incur indebtedness. As of November 30, 2002, one of our joint ventures, Poseidon Oil Pipeline Company, L.L.C., had a revolving credit facility to provide up to $185 million, $148 million of which was outstanding, which is collateralized by a substantial portion of Poseidon's assets. The average floating interest rate for the Poseidon credit facility was 3.38% at November 30, 2002. In addition, as of November 30, 2002, one of our joint ventures, Deepwater Gateway, L.L.C., had a $155 million limited recourse term loan, $27 million of which was outstanding. The average interest rate for the Deepwater Gateway loan was 3.38%. If Deepwater Gateway defaults on its payment obligations, we would be required to pay to the lenders all distributions we or any of our subsidiaries have received from Deepwater Gateway up to $22.5 million. Our obligation to make such a payment is collateralized by substantially all of our assets on the same basis as our obligations under our credit facility, our senior secured acquisition term loan and the EPN Holding term credit facility.

     We and all of our subsidiaries except for our unrestricted subsidiaries must comply with various affirmative and negative covenants contained in the indentures related to our senior subordinated notes, our credit facility, our senior acquisition term loan and EPN Holding's term credit facility. Among other things, these covenants limit the ability of us and those subsidiaries except for our unrestricted subsidiaries to:

     - incur additional indebtedness or liens;

     - make payments in respect of or redeem or acquire any debt or equity issued by us;

     - sell assets;

     - make loans or investments;

     - acquire or be acquired by other companies; and

     - amend some of our contracts.

     We do not have the right to prepay the balance outstanding under our senior subordinated notes without incurring substantial economic penalties. Additionally, we are required to use the net proceeds of any securities offerings we complete to repay our senior secured acquisition term loan. The restrictions under our indebtedness may prevent us from engaging in certain transactions which might otherwise be considered beneficial to us and could have other important consequences to you. For example, they could:

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general partnership requirements, to engage in future acquisitions, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness;

     - limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate; and

     - place us at a competitive disadvantage as compared to our competitors that have less debt.

     We may incur additional indebtedness (public or private) in the future, either under our existing credit facility, by issuing debt securities, under new credit agreements, under joint venture credit agreements, under capital leases or synthetic leases, on a project finance or other basis, or a combination of any of these. If we incur additional indebtedness in the future, it would be under our existing credit facility or under arrangements which may have terms and conditions at least as restrictive as those contained in our existing credit facility and existing indentures. Failure to comply with the terms and conditions of any existing or future indebtedness would constitute an event of default. If an event of default occurs, the lenders will have the right to accelerate the maturity of such indebtedness and foreclose upon the collateral, if any, securing that indebtedness. If an event of default occurs under our joint ventures' credit facilities, we may be required to repay amounts previously distributed to us and our subsidiaries. Any such an event could limit our ability to fulfill our obligations under our debt securities, which could adversely affect the market price of our securities.

  WE MAY NOT BE ABLE TO FULLY EXECUTE OUR GROWTH STRATEGY IF WE ENCOUNTER TIGHT CAPITAL MARKETS OR INCREASED COMPETITION FOR QUALIFIED ASSETS.

     Our strategy contemplates substantial growth through the acquisition and development of a wide range of midstream and other energy infrastructure assets while maintaining a strong balance sheet. We intend to continue de-emphasizing our commodity-based activities, such as exploration and production operations, and to concentrate on fee-based operations, such as gathering, transportation, processing, storage and fractionation. This strategy includes constructing and acquiring additional assets and businesses to enhance our ability to compete effectively, diversify our asset portfolio and, thereby, provide more stable cash flow. We regularly consider and enter into discussions regarding, and are currently contemplating, additional potential acquisitions, joint ventures and stand-alone projects that we believe will present opportunities to realize synergies, expand our role in the energy infrastructure business, increase our market position. These acquisitions can be effected quickly, may occur at any time and may be significant in size relative to our existing assets. If we consummate any future acquisitions, our capitalization and results of operations may change significantly and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds.

     We will need new capital to finance the future acquisition and construction of assets and businesses. Limitations on our access to capital will impair our ability to execute this strategy. Expensive capital will limit our ability to acquire or construct accretive assets. Although we intend to continue to expand our business, this strategy may require substantial capital, and we may not be able to raise the necessary funds on satisfactory terms, if at all.

     In addition, we are experiencing increased competition for the assets we purchase or contemplate purchasing. Increased competition for a limited pool of assets could result in our not being the successful bidder more often or our acquiring assets at a higher relative price than we have paid historically. Either occurrence would limit our ability to fully execute our growth strategy. Our ability to execute our growth strategy may impact the market price of our securities.

  OUR GROWTH STRATEGY MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS IF WE DO NOT SUCCESSFULLY INTEGRATE THE BUSINESSES THAT WE ACQUIRE OR IF WE SUBSTANTIALLY INCREASE OUR INDEBTEDNESS AND CONTINGENT LIABILITIES TO MAKE ACQUISITIONS.

     We may be unable to integrate successfully businesses we acquire. We may incur substantial expenses, delays or other problems in connection with our growth strategy that could negatively impact our results of operations. Moreover, acquisitions and business expansions involve numerous risks, including:

     - difficulties in the assimilation of the operations, technologies, services and products of the acquired companies or business segments;

     - inefficiencies and complexities that can arise because of unfamiliarity with new assets and the businesses associated with them, including unfamiliarity with their markets; and

     - diversion of the attention of management and other personnel from day-to-day business, the development or acquisition of new businesses and other business opportunities.

     If consummated, any acquisition or investment would also likely result in the incurrence of indebtedness and contingent liabilities and an increase in interest expense and depreciation, depletion and amortization expenses. A substantial increase in our indebtedness and contingent liabilities could have a material adverse effect upon our business, as discussed above.

  OUR ACTUAL ACQUISITION, CONSTRUCTION AND DEVELOPMENT COSTS COULD EXCEED OUR FORECAST, AND OUR CASH FLOW FROM CONSTRUCTION AND DEVELOPMENT PROJECTS MAY NOT BE IMMEDIATE.

     Our forecast contemplates significant expenditures for the purchase, construction or other acquisition of energy infrastructure assets, including some construction and development projects with significant technological challenges. For example, underwater operations, especially those in water depths in excess of 600 feet, are very expensive and involve much more uncertainty and risk and if a problem occurs, the solution, if one exists, may be very expensive and time consuming. Accordingly, there is an increase in the frequency and amount of cost overruns related to underwater operations, especially in depths in excess of 600 feet. We may not be able to complete our projects, whether in deep water or otherwise, at the costs currently estimated. If we experience material cost overruns, we will have to finance these overruns using one or more of the following methods:

     - using cash from operations;

     - delaying other planned projects;

     - incurring additional indebtedness; or

     - issuing additional equity.

     Any or all of these methods may not be available when needed or may adversely affect our future results of operations.

     Our revenues and cash flow may not increase immediately upon the expenditure of funds on a particular project. For instance, if we build a new pipeline or platform or expand an existing facility, the design, construction, development and installation may occur over an extended period of time and we may not receive any material increase in revenue or cash flow from that project until after it is placed in service and customers enter into binding arrangements. If our revenues and cash flow do not increase at projected levels because of substantial unanticipated delays, we may not meet our obligations as they become due.

  FERC REGULATION AND A CHANGING REGULATORY ENVIRONMENT COULD AFFECT OUR CASH FLOW.

     The Federal Energy Regulatory Commission, or FERC, extensively regulates certain of our energy infrastructure assets. This regulation extends to such matters as:

     - rate structures;

     - rates of return on equity;

     - recovery of costs;

     - the services that our regulated assets are permitted to perform;

     - the acquisition, construction and disposition of assets; and

     - to an extent, the level of competition in that regulated industry.

     In September 2001, the FERC issued a Notice of Proposed Rule Making, or NOPR, that proposes to apply the standards of conduct governing the relationship between interstate pipelines and marketing affiliates to all energy affiliates. Since our High Island Offshore System, L.L.C., or HIOS, natural gas pipeline and Petal Gas Storage, L.L.C., or Petal, natural gas storage facilities are interstate facilities as defined by the Natural Gas Act, the proposed regulations, if adopted by FERC, would dictate how HIOS and Petal conduct business and interact with all energy affiliates of El Paso Corporation and us. If the standards of conduct NOPR is adopted by the FERC, we will be required to functionally separate our HIOS and Petal interstate facilities from our other entities. Under the proposed rule, we would be required to dedicate employees to manage and operate our interstate facilities independently from our other non-jurisdictional facilities. This employee group would be required to function independently and would be prohibited from communicating non-public transportation information to affiliates. Separate office facilities and systems would be necessary because of the requirement to restrict affiliate access to interstate transportation information. The NOPR also limits the sharing of employees and officers with non-regulated entities. Because of the loss of synergies and shared employee restrictions, a disposition of the interstate facilities may be necessary for us to effectively comply with the rule.

     In August 2002, the FERC issued a NOPR requiring that all cash management or money pool arrangements between a FERC regulated subsidiary and a non-FERC regulated parent must be in writing, and set forth: the duties and responsibilities of cash management participants and administrators; the methods of calculating interest and for allocating interest income and expenses; and the restrictions on deposits or borrowings by money pool members. The NOPR also requires specified documentation for all deposits into, borrowings from, interest income from, and interest expenses related to, these arrangements. Finally, the NOPR proposes that as a condition of participating in a cash management or money pool arrangement, the FERC regulated entity must maintain a minimum proprietary capital balance of 30 percent, and the FERC regulated entity and its parent must maintain investment grade credit ratings.

     Also in August 2002, FERC's Chief Accountant issued an Accounting Release, to be effective immediately, providing guidance on how companies should account for money pool arrangements and the types of documentation that should be maintained for these arrangements. However, the Accounting Release did not address the proposed requirements that the FERC regulated entity maintain a minimum proprietary capital balance of 30 percent and that the entity and its parent have investment grade credit ratings.

     If the cash management NOPR is adopted by the FERC, our HIOS and Petal interstate facilities will no longer be permitted to participate in a money pool or cash management program. As a result, more frequent distributions or equity contributions may be needed in anticipation of monthly cash flow requirements for those interstate facilities. Also, separate credit facilities and resources may be required to support the capital and day-to-day activities for the interstate facilities separate from other of our subsidiaries and our primary bank accounts.

     Given the extent of this regulation, the extensive changes in FERC policy over the last several years, the evolving nature of regulation and the possibility for additional changes, the current regulatory regime may change and affect our financial position, results of operations or cash flows.

  ENVIRONMENTAL COSTS AND LIABILITIES AND CHANGING ENVIRONMENTAL REGULATION COULD AFFECT OUR CASH FLOW.

     Our operations are subject to extensive federal, state and local regulatory requirements relating to environmental affairs, health and safety, waste management and chemical and petroleum products. Governmental authorities have the power to enforce compliance with applicable regulations and permits and to subject violators to civil and criminal penalties, including fines, injunctions or both. Third parties may also have the right to pursue legal actions to enforce compliance. We will make expenditures in connection with environmental matters as part of normal capital expenditure programs. However, future environmental law developments, such as stricter laws, regulations, permits or enforcement policies, could significantly increase some costs of our operations, including the handling, manufacture, use, emission or disposal of substances and wastes. Moreover, as with other companies engaged in similar or related businesses, our operations always have some risk of environmental costs and liabilities because we handle petroleum products.

  A NATURAL DISASTER, CATASTROPHE OR OTHER INTERRUPTION EVENT INVOLVING US COULD RESULT IN SEVERE PERSONAL INJURY, PROPERTY DAMAGE AND ENVIRONMENTAL DAMAGE, WHICH COULD CURTAIL OUR OPERATIONS AND OTHERWISE ADVERSELY AFFECT OUR ASSETS AND CASH FLOW.

     Some of our operations involve higher risks of severe personal injury, property damage and environmental damage, any of which could curtail our operations and otherwise expose us to liability and adversely affect our cash flow. For example, our natural gas facilities operate at high pressures, sometimes in excess of 1,100 pounds per square inch. We also operate oil and natural gas facilities located underwater in the Gulf of Mexico, which can involve complexities, such as extreme water pressure. Virtually all of our operations are exposed to the elements, including hurricanes, tornadoes, storms, floods and earthquakes.

     If one or more facilities that are owned by us or that deliver oil, natural gas or other products to us is damaged or otherwise affected by severe weather or any other disaster, accident, catastrophe or event, our operations could be significantly interrupted. Similar interruptions could result from damage to production or other facilities that supply our facilities or other stoppages arising from factors beyond our control. These interruptions might involve significant damage to people, property or the environment, and repairs might take from a week or less for a minor incident to six months or more for a major interruption. Additionally, some of our storage contracts obligate us to indemnify our customers for any damage or injury occurring during the period in which the customers' natural gas is in our possession. Any event that interrupts the fees generated by our energy infrastructure assets, or which causes us to make significant expenditures not covered by insurance, could reduce our cash available for paying our interest obligations as well as unitholder distributions and, accordingly, adversely impact the market price of our securities. Additionally, the proceeds of any property and business interruption insurance maintained by us may not be paid in a timely manner or be in an amount sufficient to meet our needs if such an event were to occur, and we may not be able to renew it or obtain other desirable insurance on commercially reasonable terms, if at all.

  THE FUTURE PERFORMANCE OF OUR ENERGY INFRASTRUCTURE OPERATIONS, AND THUS OUR ABILITY TO SATISFY OUR DEBT REQUIREMENTS, DEPENDS ON SUCCESSFUL EXPLORATION AND DEVELOPMENT OF ADDITIONAL OIL AND NATURAL GAS RESERVES BY OTHERS.

     The oil, natural gas and other products available to our energy infrastructure assets are derived from reserves produced from existing wells, which reserves naturally decline over time. In order to offset this natural decline, our energy infrastructure assets must access additional reserves. Additionally, some of the projects we have planned or recently completed, including our Falcon Nest platform, our Deepwater Gateway joint venture, and our Cameron Highway project, are dependent on reserves that we expect to be produced from newly discovered properties that producers are currently developing.

     Finding and developing new oil and natural gas reserves is very expensive, especially offshore. The flextrend (water depths of 600 to 1,500 feet) and deepwater (water depths greater than 1,500 feet) areas of the Gulf of Mexico in particular, will require large capital expenditures by producers for exploration and development drilling, installing production facilities and constructing pipeline extensions to reach the new wells. Many economic and business factors out of our control can adversely affect the decision by any producer to explore for and develop new reserves. These factors include relatively low oil and natural gas prices, cost and availability of equipment, regulatory changes, capital budget limitations or the lack of available capital. Additional reserves, if discovered, may not be developed in the near future or at all. For example, because of the level to which hydrocarbon prices declined during 1998 and the first quarter of 1999, overall oil and natural gas activity declined in relation to prior years. If hydrocarbon prices decline to those levels again or if capital spending by the energy industry decreases or remains at low levels for prolonged periods, our results of operations and cash flow could suffer.

  OUR NATURAL GAS STORAGE BUSINESSES DEPEND ON NEIGHBORING PIPELINES TO TRANSPORT NATURAL GAS.

     To obtain natural gas, our natural gas storage businesses depend on the pipelines to which they have access. Any interruption of service on those pipelines or adverse change in their terms and conditions of service could have an adverse effect on our ability (and the ability of our customers) to transport natural gas to and from our facilities and a corresponding adverse effect on our natural gas storage revenues. In addition, the rates charged by those interconnected pipelines for transportation to and from our facilities affect the utilization and value of our natural gas storage services. Significant changes in the rates charged by those pipelines or the rates charged by other pipelines with which the interconnected pipelines compete could also adversely effect our natural gas storage revenues.

  WE WILL FACE COMPETITION FROM THIRD PARTIES TO GATHER, TRANSPORT, PROCESS, FRACTIONATE, STORE OR OTHERWISE HANDLE OIL, NATURAL GAS AND OTHER PETROLEUM PRODUCTS.

     Even if reserves exist in the areas accessed by our facilities and are ultimately produced, we may not be chosen by the producers to gather, transport, process, fractionate, store or otherwise handle any of these reserves. We compete with others, including producers of oil and natural gas, for any such production on the basis of many factors, including:

     - geographic proximity to the production;

     - costs of connection;

     - available capacity;

     - rates; and

     - access to markets.

  FLUCTUATIONS IN ENERGY COMMODITY PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

     Oil, natural gas and other petroleum products prices are volatile and could have an adverse effect on a portion of our revenues and cash flow. Although our strategy involves reducing our exposure to the volatility in commodity prices, primarily by focusing on fee-based services, all segments of our operations are somewhat affected by price reductions and some of our segments are significantly affected by price reductions. Price reductions can materially reduce the level of oil and natural gas exploration, pipeline volumes, production and development operations, which provide reserves to replace those that are produced over time. In addition, some of our operations, like production, processing and fractionation, are very sensitive to price declines.

  PIPELINES AND PLATFORMS--PRICE DECREASES COULD HAVE AN ADVERSE EFFECT ON THE DISCOVERY AND DEVELOPMENT OF REPLACEMENT RESERVES AND ON THE RESULTS OF OPERATIONS OF OUR SAN JUAN NATURAL GAS GATHERING SYSTEM AND OUR CHACO PLANT.

     Currently, the primary consequence of commodity price reductions to our pipeline and platform operations is the risk that less replacement reserves will be discovered and developed as a result of a long-term decline in prices. Although the majority of our pipeline and platform operations involve fee-based arrangements for gathering, transporting and handling reserves that are dedicated to the facilities for the life of the reserves, some of our pipelines can be dramatically affected by a reduction in commodity prices because those pipelines purchase and resell the commodity.

     The financial results from our San Juan natural gas gathering system can be dramatically affected by a reduction in, or the volatility of, commodity prices. For example, over 95 percent of the volumes handled by the San Juan gathering system are fee-based arrangements, with 80 percent of which having the fees calculated as a percentage of a regional natural gas price index. In addition, the San Juan gathering system provides aggregating and bundling services--in which it purchases gas at the wellhead and resells gas in the open market--for some smaller producers, which account for less than 5 percent of the volumes on that system.

  NATURAL GAS STORAGE--NATURAL GAS PRICE STABILITY COULD HAVE AN ADVERSE EFFECT ON REVENUES AND CASH FLOW FROM OUR STORAGE ASSETS.

     Prices for natural gas have historically been seasonal and volatile, which has enhanced demand for our storage services. The storage business has benefited from large price swings resulting from seasonal price sensitivity through increased withdrawal charges and demand for non-storage hub services. However, the market for natural gas may not continue to experience volatility and seasonal price sensitivity in the future at the levels previously seen. If volatility and seasonality in the natural gas industry decrease, because of increased storage capacity throughout the pipeline grid, increased production capacity or otherwise, the demand for our storage services and, therefore, the prices that we will be able to charge for those services may decline.

  PROCESSING AND FRACTIONATION--THE PROCESSING AND FRACTIONATION BUSINESSES ARE CYCLICAL AND ARE DEPENDENT IN PART UPON THE SPREADS BETWEEN PRICES FOR NATURAL GAS, NGLS AND PETROLEUM PRODUCTS.

     Prices for natural gas, NGLs and NGL components can fluctuate in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control. Contemporaneously with the November 2002 San Juan assets acquisition, our tolling arrangement with a subsidiary of El Paso Corporation relating to the Chaco plant was terminated. Accordingly, a substantial portion of our Chaco plant processing arrangements are now exposed to commodity price risk - specifically, to the variable spreads between prices for natural gas on one hand and NGLs and petroleum products on the other. More than 80 percent of our revenues for natural gas processing services at the Chaco plant will fluctuate directly with the monthly price of NGLs.

     Since our fractionation facilities provide fee-based services, for which we receive a fixed fee for each unit of NGLs we fractionate, our fractionation operations are not directly affected by fluctuations in prices for natural gas, NGLs and NGL components. However, if the spread between prices for natural gas, NGLs and NGL components does not provide sufficient profits to natural gas producers, then those producers may decide not to process their natural gas or fractionate their NGLs, or to process less natural gas or fractionate less NGLs. This could decrease the volumes to our processing and fractionation facilities and, accordingly, negatively affect our operational results. In many cases, processing and fractionating is profitable only when the producer can receive more net proceeds by physically separating the natural gas from the NGLs and separating the NGL components from the NGLs and selling those products than it would receive by merely selling the raw natural gas stream. The spread between the prices for natural gas and NGLs is greatest when the demand for NGLs increases for use in petrochemical and refinery feedstock. If, and when, this spread becomes too narrow to justify the costs, producers have the option to sell the raw natural gas stream rather than process and fractionate. In such a case, our processing or fractionation facilities or both will be underutilized. Although our fixed fee-based arrangements limit the direct effects of decreases in commodity prices on our fractionation operations, those arrangements also cause us to forego any benefits we would otherwise experience if commodity prices were to increase.

     Utilization rates in the processing and fractionation industries can fluctuate dramatically from month to month, depending on the needs of producers. The average utilization rate for the Chaco processing plant for the nine months ended September 30, 2002, and for the calendar years 2001, 2000 and 1999 was 89 percent, 89 percent, 91 percent and 93 percent. The monthly utilization rate for our fractionation facilities during the 12 months ending December 31, 2001 was as low as 41 percent and as high as 88 percent. However, our average utilization rate for our fractionation facilities for the nine months ended September 30, 2002, and for the calendar years 2001, 2000 and 1999 were 76 percent, 73 percent, 89 percent and 88 percent.

  OIL AND NATURAL GAS PRODUCTION--PRICE AND VOLUME VOLATILITY IS SUBSTANTIALLY OUT OF OUR CONTROL AND COULD HAVE AN ADVERSE EFFECT ON REVENUES AND CASH FLOW FROM OUR PRODUCING OIL AND NATURAL GAS PROPERTIES.

     We have exposure to movements in commodity prices relating to our oil and natural gas production, which we partially hedge, from time to time, using financial derivative instruments. Our results of operations and our cash flow could be materially adversely affected by factors we cannot control, including:

     - fluctuations in prices of oil and natural gas;

     - future operating costs; and

     - risks incident to the operation of oil and natural gas wells.

  FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS.

     In addition to our exposure to commodity prices, we also have exposure to movements in interest rates. The interest rates on some of our indebtedness, like our senior subordinated notes, are fixed and the interest rates on some of our other indebtedness, like our credit facility and senior secured acquisition term loan, EPN Holding's term credit facility and the credit facilities of our joint ventures, are variable. We partially hedge our interest rate exposure, from time to time, using financial derivative instruments. Our results of operations and our cash flow, as well as our access to future capital and our ability to fund our growth strategy, could be adversely affected by significant increases or decreases in interest rates.

  OUR USE OF DERIVATIVE FINANCIAL INSTRUMENTS COULD RESULT IN FINANCIAL LOSSES.

     We try to limit a portion of the adverse effects resulting from changes in oil and natural gas commodity prices and interest rates by using financial derivative instruments and other hedging mechanisms from time to time, although there are times when we do not have any hedging mechanisms in place. To the extent we hedge our commodity price exposure and interest rate exposure, we forego the benefits we would otherwise experience if commodity prices were to increase or interest rates were to decrease. In addition, we could experience losses resulting from our hedging and other derivative positions. Such losses could occur under various circumstances, including if our counterparty does not perform its obligations under the hedge arrangement, our hedge is imperfect, or our hedging policies and procedures are not followed.

  OUR FRACTIONATION FACILITIES ARE DEDICATED TO A SINGLE CUSTOMER, THE LOSS OF WHICH COULD ADVERSELY AFFECT US.

     In connection with our acquisition of our fractionation facilities, we entered into a 20-year fee-based transportation and fractionation agreement and have dedicated 100 percent of the capacity of our fractionation facilities to a subsidiary of El Paso Corporation. In that agreement, all of the NGLs derived from processing operations at seven natural gas processing plants in south Texas owned by subsidiaries of El Paso Corporation are delivered to our NGL transportation and fractionation facilities. Effectively, we will receive a fixed fee for each barrel of NGLs transported and fractionated by our facilities. Approximately 25 percent of our per barrel fee is escalated annually for increases in inflation. El Paso Corporation's subsidiary will bear substantially all of the risks and rewards associated with changes in the commodity prices for NGLs.

     Our operations are likely to be materially adversely affected if this arrangement is terminated or if El Paso Field Services does not deliver enough NGLs to us to ensure that we can maintain a profitable utilization rate or does not fully perform its obligations under the agreement.

  WE WILL BE ADVERSELY AFFECTED IF WE CANNOT NEGOTIATE AN EXTENSION OR A REPLACEMENT ON COMMERCIALLY REASONABLE TERMS OF APPROXIMATELY 900 MILES OF RIGHTS-OF-WAY UNDERLYING THE SAN JUAN GATHERING SYSTEM.

     Approximately 900 miles of the San Juan gathering system benefits from rights-of-way granted over Native American lands. These rights-of-way expire in 2005. Although these rights-of-way have been renewed in the past, these rights-of-way may not continue to be renewed on commercially reasonable terms, or on any terms. If these rights-of-way are not renewed or if the fees for these rights-of-way increase substantially, the effect on us will be adverse and material.

  WE WILL BE ADVERSELY AFFECTED IF WE CANNOT NEGOTIATE AN EXTENSION OR REPLACEMENT ON COMMERCIALLY REASONABLE TERMS OF THREE MATERIAL CONTRACTS WHICH ACCOUNT FOR APPROXIMATELY 71 PERCENT OF THE VOLUME ATTRIBUTABLE TO THE SAN JUAN GATHERING SYSTEM DURING THE NINE MONTHS ENDED SEPTEMBER 30, 2002, AND WHICH EXPIRE BETWEEN 2006 AND 2008.

     For the nine months ended September 30, 2002, approximately 71 percent of the volume attributable to the San Juan gathering system is derived from contracts with three major customers, Burlington Resources, Conoco and BP. These contracts expire in 2008, 2006, and 2006. If we are not able to successfully negotiate replacement contracts, or if the replacement contracts are on less favorable terms, the effect on us will be adverse and material. The following table indicates the percentage revenue generated by each contract in relation to the indicated denominator for the nine months ended September 30, 2002:

                                                             BURLINGTON
BASE REVENUE                                                 RESOURCES    CONOCO    BP     TOTAL
------------                                                 ----------   ------   -----   -----
San Juan gathering revenue.................................    31.09%     18.83%   14.73%  64.65%
Total revenue of San Juan assets...........................     8.58%      5.20%    4.07%  17.85%
Pro forma total revenue of El Paso Energy Partners,
  L.P. ....................................................     4.23%      2.56%    2.00%   8.79%

  ARTHUR ANDERSEN LLP, THE PUBLIC ACCOUNTANTS THAT AUDITED THE 2000 FINANCIAL STATEMENTS OF OUR JOINT VENTURE POSEIDON OIL PIPELINE COMPANY, L.L.C., HAS BEEN CONVICTED OF A FELONY, WHICH MAY ADVERSELY AFFECT THE ABILITY OF ARTHUR ANDERSEN LLP TO SATISFY ANY CLAIMS THAT MAY ARISE OUT OF ARTHUR ANDERSEN LLP'S AUDIT OF POSEIDON'S FINANCIAL STATEMENTS. IN ADDITION, ARTHUR ANDERSEN LLP HAS NOT CONSENTED TO THE USE OF THEIR OPINION IN THIS FILING. BECAUSE OF THIS ABSENCE OF CONSENT, YOUR ABILITY TO EVER CLAIM AGAINST ARTHUR ANDERSEN LLP MAY BE LIMITED.

     Arthur Andersen LLP is the independent public accountant that audited the financial statements of our Poseidon joint venture for the years ended December 31, 1999 and 2000. Arthur Andersen LLP was recently convicted of obstruction of justice in connection with the U.S. government's investigation of Enron Corp. Events arising out of this conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any claims that may arise out of Arthur Andersen LLP's audits of Poseidon's financial statements. Additionally, because the personnel responsible for the audit of Poseidon's financial statements are no longer employed by Arthur Andersen LLP, we have not received Arthur Andersen LLP's consent with respect to the inclusion of those financial statements and the related audit report; accordingly, if those financial statements are inaccurate, your ability to make a claim against Arthur Andersen LLP may be limited or prohibited.

RISKS RELATED TO THE EXCHANGE OFFER

  THE MARKET VALUE OF YOUR SERIES A NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR SERIES A NOTES OR FAIL TO PROPERLY TENDER YOUR SERIES A NOTES FOR EXCHANGE.

     Consequences of Failure to Exchange. To the extent that Series A notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for Series A notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Series A notes not tendered for exchange. The extent of the market and the availability of price quotations for Series A notes would depend upon a number of factors, including the number of holders of Series A notes remaining at such time and the interest in maintaining a market in such Series A notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, or float, may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Series A notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of Series A notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the Series A notes that are not exchanged more volatile.

     Consequences of Failure to Properly Tender. Issuance of the Series B notes in exchange for the Series A notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of the Series A notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of Series A notes desiring to tender Series A notes in exchange for Series B notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Series A notes for exchange. Series A notes that may be tendered in the exchange offer but which are not validly tendered will, following the consummation of the exchange offer, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to the Series A notes.

  AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP.

     The Series A notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the Series A notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, even following registration or exchange of the Series A notes for Series B notes, an active trading market for the Series A notes or the Series B notes may not exist, and we will have no obligation to create such a market. At the time of the private placement of the Series A notes, the initial purchasers advised us that they intended to make a market in the Series A notes and, if issued, the Series B notes. The initial purchasers are not obligated, however, to make a market in the Series A notes or the Series B notes and any market-making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the Series A notes or the Series B notes.

     The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

     If the number of outstanding Series A notes is reduced through the exchange offer, the existing limited market for the Series A notes will become further constricted, with a probable decrease in the liquidity of the Series A notes. Further, the Series A notes that are not tendered in the exchange offer will continue to be subject to the existing restrictions upon their transfer. We will have no obligation to provide for the registration under the Securities Act of unexchanged Series A notes.

RISKS RELATED TO THE NOTES

  FEDERAL AND STATE STATUTES WOULD ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO SUBORDINATE FURTHER OR VOID THE NOTES AND THE RELATED GUARANTEES AND REQUIRE HOLDERS OF NOTES TO RETURN PAYMENTS RECEIVED FROM US.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could further subordinate or void the notes and the related guarantees if, at the time the notes and the guarantees were issued, certain facts, circumstances and conditions existed, including that:

     - we received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

     - we were insolvent or rendered insolvent by reason of such incurrence;

     - we were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

     - we intended to incur, or believed that we would incur, indebtedness we could not repay at its maturity.

     In such a circumstance, a court could require the holders of the notes to return to us or pay to our other creditors amounts we paid under the notes. This would entitle other creditors to be paid in full before any payment could be made under the notes. We may not have sufficient assets to fully pay the notes after the payment to other creditors. The guarantees of the notes by our subsidiaries could be challenged on the same grounds as the notes. In addition, a creditor may avoid a guarantee based on the level of benefits received by a guarantor compared to the amount of the subsidiary guarantee. The indenture will contain a savings clause, which generally limits the obligations of each guarantor to the maximum amount that is not a fraudulent conveyance. If a subsidiary guarantee is avoided, or limited as a fraudulent conveyance or held unenforceable for any other reason, you would not have any claim against the guarantors and would be only creditors of us and El Paso Energy Partners Finance Corporation and any guarantor whose subsidiary guarantee was not avoided or held unenforceable. In such event, claims of holders of notes against a guarantor would be subject to the prior payment of all liabilities (including trade payables) of such guarantor. We cannot assure you that, after providing for all prior claims, there would be sufficient assets to satisfy claims of holders of notes relating to any avoided portions of any of the subsidiary guarantees.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

     - the sum of our indebtedness, including contingent liabilities, were greater than the fair value or fair saleable value of all of our assets;

     - if the present fair value or fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing indebtedness, including contingent liabilities, as it becomes absolute and mature; or

     - we could not pay our indebtedness as it becomes due.

     There is a risk of a preferential transfer if:

     - a subsidiary guarantor declares bankruptcy or its creditors force it to declare bankruptcy within 90 days (or in certain cases, one year) after a payment on the guarantee; or

     - a subsidiary guarantee was made in contemplation of insolvency.

     The subsidiary guarantee could be avoided by a court as a preferential transfer. In addition, a court could require holders of notes to return any payments made on the debt securities during the 90-day (or one-year) period.

  WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATION TO REPURCHASE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control (among other things, the acquisition of 50 percent or more of El Paso Corporation's voting stock, or if El Paso Corporation and its subsidiaries no longer own all of our general partner interests, or the sale of all or substantially all of our assets), we will be required to repay the amounts outstanding under our credit facilities and to offer to repurchase our outstanding senior subordinated notes at 101 percent of the principal amount, plus accrued and unpaid interest to the date of repurchase, including any outstanding notes issued to you. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon the occurrence of a change of control.

  THE RIGHTS OF HOLDERS OF THE NOTES TO RECEIVE PAYMENTS WILL BE UNSECURED AND CONTRACTUALLY SUBORDINATED TO MOST OF OUR EXISTING INDEBTEDNESS AND, POSSIBLY, ANY ADDITIONAL INDEBTEDNESS WE INCUR. FURTHER, THE GUARANTEES OF THE NOTES WILL BE JUNIOR TO ALL THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

     The notes and the related subsidiary guarantees will rank behind most of our and the subsidiary guarantors' existing senior indebtedness (other than trade payables and certain other indebtedness) and possibly all additional senior indebtedness (other than trade payables) we incur unless, and to the extent, that additional indebtedness expressly provides that it ranks equal with, or junior in right of payment to, the notes and the related guarantees. Further, the notes may rank senior to, equal with or subordinate to our existing senior subordinated notes and the guarantees of those notes.

     In addition, all payments on the notes and the related guarantees may be blocked in the event of a payment default or in the event of certain non-payment defaults on our senior indebtedness.

     In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, any subsidiary guarantors or our property, our assets or the assets of the subsidiary guarantors would be available to pay obligors under the notes only after all payments had been made on our or the guarantors' senior indebtedness. Our creditors and the subsidiary guarantors' creditors holding claims which are not subordinated to any applicable senior indebtedness will in all likelihood be entitled to payments before all of our or the subsidiary guarantors' senior indebtedness has been paid in full. Therefore, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' unsubordinated indebtedness in the assets remaining after we and the guarantors have paid all of the senior indebtedness. However, because the notes indenture may require that amounts otherwise payable to holders of the notes in a bankruptcy, liquidation, reorganization or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables and other creditors in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and, therefore, holders of notes would receive less, ratably, than the holders of senior indebtedness.

  THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO INDEBTEDNESS AND LIABILITIES OF OUR SUBSIDIARIES THAT ARE NOT GUARANTORS.

     The notes will be effectively subordinated to claims of all creditors of any of our subsidiaries that are not guarantors of the notes, including EPN Arizona Gas, L.L.C.; Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System. If any of EPN Arizona Gas, L.L.C.; Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System defaults on its debt, the holders of the notes would not receive any money from that subsidiary until its debts are repaid in full. For example, we do not expect that our unrestricted subsidiaries will guarantee the notes. Most of our existing subsidiaries other than El Paso Energy Partners Finance Corporation, EPN Arizona Gas, L.L.C.; Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System will guarantee the notes. See "Description of notes."

CONFLICTS OF INTEREST RISKS

  EL PASO CORPORATION AND ITS SUBSIDIARIES HAVE CONFLICTS OF INTEREST WITH US AND, ACCORDINGLY, YOU.

     We have potential and existing conflicts of interest with El Paso Corporation and its affiliates in four general areas:

     - we often enter into transactions with each other, including some relating to operating and managing assets, acquiring and selling assets, and performing services;

     - we often share personnel, assets, systems and other resources;

     - from time to time, we compete for business and customers; and

     - from time to time, we both may have an interest in acquiring the same asset, business or other business opportunity.

     We expect to continue to enter into substantial transactions and other activities with El Paso Corporation and its subsidiaries because of the businesses and areas in which we and El Paso Corporation currently operate, as well as those in which we plan to operate in the future. Some more recent transactions in which we, on the one hand, and El Paso Corporation and its subsidiaries, on the other hand, had a conflict of interest include:

     - in November 2002, we acquired the San Juan assets from El Paso Corporation for $782 million, $766 million after adjustments for capital expenditures and working capital;

     - in April 2002, we acquired the EPN Holding assets from El Paso Corporation for approximately $735 million of net consideration;

     - in October 2001, we acquired interests in the titleholder of, and other interests in, the Chaco cryogenic natural gas processing plant in New Mexico from a subsidiary of El Paso Corporation, among others;

     - in October 2001, we purchased the remaining 50 percent equity interest that we did not already own in Deepwater Holdings, L.L.C. from a subsidiary of El Paso Corporation;

     - in May 2001, we purchased our general partner's 1.01 percent non-managing interest owned in 12 of our subsidiaries;

     - in February 2001, we purchased fee-based NGL transportation and fractionation assets located in south Texas from subsidiaries of El Paso Corporation;

     - in January and April 2001, we and Deepwater Holdings sold our interests in several offshore Gulf of Mexico assets as a result of an FTC order related to El Paso Corporation's merger with The Coastal Corporation; and

     - pursuant to a general and administrative services agreement, subsidiaries of El Paso Corporation provide us administrative, operational and other services.

     In addition, we and El Paso Corporation and its subsidiaries share and, therefore will compete for, the time and effort of El Paso Corporation personnel who provide services to us, including directors, officers and other personnel. Officers of the general partner and its subsidiaries do not, and will not be required to, spend any specified percentage or amount of time on our business. Since these shared officers and directors function as both our representatives and those of El Paso Corporation and its subsidiaries, conflicts of interest could arise between El Paso Corporation and its subsidiaries, on the one hand, and us and our unitholders, on the other. Additionally, some of these shared officers and directors own and are awarded from time to time financial shares, or options to purchase shares, of El Paso Corporation; accordingly, their financial interests may not always be aligned completely with ours or those of our limited partners.

     Some other situations in which an actual or potential conflict of interest arises between us, on the one hand, and our general partner and its affiliates (including El Paso Corporation), on the other hand, and there is a benefit to our general partner or its subsidiaries in which neither us nor our limited partners will share include:

     - compensation paid to the general partner, which includes incentive distributions and reimbursements for reasonable general and administrative expenses;

     - payments to the general partner and its affiliates for any services rendered to us or on our behalf;

     - our general partner's determination of which direct and indirect costs we must reimburse; and

     - our general partner's determination to establish cash reserves under certain circumstances and thereby decrease cash available for distributions to unitholders.

     In addition, El Paso Corporation's beneficial ownership interest in our outstanding partnership interests could have a substantial effect on the outcome of some actions requiring partner approval. Accordingly, subject to certain minimum legal requirements, El Paso Corporation makes the final determination regarding how any particular conflict of interest is resolved.

     The interests of El Paso Corporation and its subsidiaries may not always be aligned with our interest, and, accordingly, they may not always act in your best interest. El Paso Corporation is neither contractually nor legally bound to use us as its primary vehicle for growth and development of midstream energy assets, and may reconsider at any time, without notice. Further, El Paso Corporation is not required to pursue any business strategy that will favor our business opportunities over the business opportunities of El Paso Corporation or any of its affiliates (or any of its other competitors acquired by El Paso Corporation). In fact, El Paso Corporation may have financial motives to favor our competitors. El Paso Corporation and its subsidiaries (many of which are wholly owned) operate in some of the same lines of business and in some of the same geographic areas in which we operate.

  CASH RESERVES, EXPENDITURES AND OTHER MATTERS WITHIN THE DISCRETION OF OUR GENERAL PARTNER MAY AFFECT DISTRIBUTIONS TO UNITHOLDERS AND RESERVES FOR DEBT SERVICE.

     Our general partner has broad discretion to make cash expenditures and to establish and make additions to cash reserves for any proper partnership purpose, including reserves for the purpose of:

     - providing for future operating and capital expenditures;

     - providing for debt service;

     - providing funds for up to the next four quarterly distributions;

     - providing funds to redeem or otherwise repurchase our outstanding debt or equity;

     - stabilizing distributions of cash to capital security holders;

     - complying with the terms of any agreement or obligation of ours; and

     - providing for a discretionary reserve amount.

  OUR PARTNERSHIP AGREEMENT PURPORTS TO LIMIT OUR GENERAL PARTNER'S FIDUCIARY DUTIES AND CERTAIN OTHER OBLIGATIONS RELATING TO US.

     Although our general partner owes certain fiduciary duties to us and will be liable for all our debts, other than non-recourse debts, to the extent not paid by us, certain provisions of our partnership agreement contain exculpatory language purporting to limit the liability of our general partner to us and unitholders. For example, the partnership agreement provides that:

     - borrowings of money by us, or the approval thereof by our general partner, will not constitute a breach of any duty of our general partner to us or you whether or not the purpose or effect of the borrowing is to permit distributions on our limited partner interests or to result in or increase incentive distributions to our general partner;

     - any action taken by our general partner consistent with the standards of reasonable discretion set forth in certain definitions in our partnership agreement will be deemed not to breach any duty of our general partner to us or to unitholders; and

     - in the absence of bad faith by our general partner, the resolution of conflicts of interest by our general partner will not constitute a breach of the partnership agreement or a breach of any standard of care or duty.

     Provisions of the partnership agreement also purport to modify the fiduciary duty standards to which our general partner would otherwise be subject under Delaware law, under which a general partner owes its limited partners the highest duties of good faith, fairness and loyalty. The duty of loyalty would generally prohibit our general partner from taking any action or engaging in any transaction as to which it had a conflict of interest. The partnership agreement permits our general partner to exercise the discretion and authority granted to it in that agreement in managing us and in conducting its retained operations, so long as its actions are not inconsistent with our interests. Our general partner and its officers and directors may not be liable to us or to unitholders for certain actions or omissions which might otherwise be deemed to be a breach of fiduciary duty under Delaware or other applicable state law. Further, the partnership agreement requires us to indemnify our general partner to the fullest extent permitted by law, which indemnification, in light of the exculpatory provisions in the partnership agreement, could result in us indemnifying our general partner for negligent acts. Neither El Paso Corporation nor any of its other subsidiaries, other than our general partner, owes fiduciary duties to us.

  BECAUSE WE DEPEND UPON EL PASO CORPORATION AND ITS AFFILIATES FOR EMPLOYEES TO MANAGE OUR BUSINESS AND AFFAIRS, A DECREASE IN THE AVAILABILITY OF EMPLOYEES FROM EL PASO CORPORATION AND ITS AFFILIATES COULD ADVERSELY AFFECT US.

     We have no employees. In managing our business and affairs, our general partner relies on employees of El Paso Corporation and its affiliates under a general and administrative services agreement between our general partner, on one hand, and subsidiaries of El Paso Corporation, on the other hand. Those employees will act on behalf of and as agents for us. A decrease in the availability of employees from El Paso Corporation and its affiliates could adversely affect us. Additionally, such employees may have conflicts of interest with us and, accordingly, you.

RISKS RELATED TO OUR LEGAL STRUCTURE

  THE INTERRUPTION OF DISTRIBUTIONS TO US FROM OUR SUBSIDIARIES AND JOINT VENTURES MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON OUR DEBT SECURITIES.

     We are a holding company. As such, our primary assets are the capital stock and other equity interests in our subsidiaries and joint ventures. Consequently, our ability to fund our commitments (including payments on our debt securities) depends upon the earnings and cash flow of our subsidiaries and joint ventures and the distribution of that cash to us. Distributions from our joint ventures are subject to the discretion of their respective management committees. In addition, from time to time, our joint ventures and some of our subsidiaries have separate credit arrangements that contain various restrictive covenants. Among other things, those covenants limit or restrict each such company's ability to make distributions to us under certain circumstances. Further, each joint venture's charter documents typically vest in its management committee sole discretion regarding distributions. Accordingly, our joint ventures and our unrestricted subsidiaries may not continue to make distributions to us at current levels or at all. Moreover, pursuant to Deepwater Gateway's credit arrangements, we have agreed to return a limited amount of the distributions made to us by Deepwater Gateway if certain conditions exist.

  WE CANNOT CAUSE OUR JOINT VENTURES TO TAKE OR NOT TO TAKE CERTAIN ACTIONS UNLESS SOME OR ALL OF THE JOINT VENTURE PARTICIPANTS AGREE.

     Due to the nature of joint ventures, each participant (including us) in each of our joint ventures, including Poseidon, Deepwater Gateway and Coyote Gas Treating, L.L.C., has made substantial investments

(including contributions and other commitments) in that joint venture and, accordingly, has required that the relevant charter documents contain certain features designed to provide each participant with the opportunity to participate in the management of the joint venture and to protect its investment in that joint venture, as well as any other assets that may be substantially dependent on or otherwise affected by the activities of that joint venture. These participation and protective features include a corporate governance structure that requires at least a majority in interest vote to authorize many basic activities and requires a greater voting interest (sometimes up to 100 percent) to authorize more significant activities. Examples of these more significant activities are large expenditures or contractual commitments, the construction or acquisition of assets, borrowing money or otherwise raising capital, transactions with affiliates of a joint venture participant, litigation and transactions not in the ordinary course of business, among others. Thus, without the concurrence of joint venture participants with enough voting interests, we cannot cause our joint ventures to take or not to take certain actions, even though those actions may be in the best interest of the particular joint venture or us. As of September 30, 2002, our aggregate investments in Deepwater Gateway and Poseidon totaled $27 million and $31.2 million.

  WE DO NOT HAVE THE SAME FLEXIBILITY AS OTHER TYPES OF ORGANIZATIONS TO ACCUMULATE CASH AND EQUITY TO PROTECT AGAINST ILLIQUIDITY IN THE FUTURE.

     Unlike a corporation, our partnership agreement requires us to make quarterly distributions to our unitholders of all available cash reduced by any amounts reserved for commitments and contingencies, including capital and operating costs and debt service requirements. The value of our units and other limited partner interests will decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue more equity to recapitalize.

  CHANGES OF CONTROL OF OUR GENERAL PARTNER MAY ADVERSELY AFFECT YOU.

     Our results of operations and, thus, our ability to pay amounts due under the debt securities could be adversely affected if there is a change of control of our general partner. For example, El Paso Corporation and its subsidiaries are parties to various credit agreements and other financing arrangements, the obligations of which may be collateralized (directly or indirectly). El Paso Corporation and its subsidiaries have used, and may use in the future, their interests, which include our general partner interest, common units, Series C units and Series B preference units as collateral. These arrangements may allow such lenders to foreclose on that collateral in the event of a default. Further, El Paso Corporation could sell our general partner or any of the common units or other limited partner interests it holds. El Paso Corporation's sale of our general partner would constitute a change of control under our existing credit agreement and indentures. In such a circumstance, our indebtedness for borrowed money would effectively become due and payable unless our creditors agreed otherwise, and we might be required to refinance our indebtedness, potentially on less advantageous terms. In addition, El Paso Corporation could sell control of our general partner to another company with less familiarity and experience with our businesses and with different business philosophies and objectives. In such a situation, we may not be able to refinance our indebtedness. Any such acquirer also may not continue our current business strategy, or even a business strategy economically compatible with our current business strategy.

TAX RISKS

  WE HAVE NOT RECEIVED A RULING OR ASSURANCES FROM THE IRS ON MANY MATTERS AFFECTING US.

     We have not requested, and will not request, any ruling from the Internal Revenue Service (IRS) with respect to our classification, or the classification of any of our subsidiaries which are organized as limited liability companies or partnerships, as a partnership for federal income tax purposes or many other matters affecting us or our subsidiaries. Accordingly, the IRS may propose positions that differ from the conclusions expressed by us. It may be necessary to resort to administrative or court proceedings in an effort to sustain some or all of those conclusions, and some or all of those conclusions ultimately may not be sustained. The limited partners and our general partner will bear, directly or indirectly, the costs of any contest with the IRS.

  OUR TAX TREATMENT DEPENDS ON OUR PARTNERSHIP STATUS AND IF THE IRS TREATS US AS A CORPORATION FOR TAX PURPOSES, IT WOULD ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON OUR DEBT SECURITIES.

     Based upon the continued accuracy of the representations of our general partner, we believe that under current law and regulations, we and our subsidiaries, which are limited liability companies or partnerships, have been and will continue to be classified as partnerships for federal income tax purposes or will be ignored as separate entities for federal income tax purposes. However, as stated above, we have not requested, and will not request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. Except as specifically noted, this discussion assumes that we and our subsidiaries which are organized as limited liability companies or partnerships have been and are treated as single member limited liability companies disregarded from their owners or partnerships for federal income tax purposes.

     If we or any of our subsidiaries which are organized as limited liability companies, limited partnerships or general partnerships were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its tax return rather than being passed through (proportionately) to unitholders, and its net income would be taxed at corporate rates. This would materially and adversely affect our ability to make payments on our debt securities.

                               THE EXCHANGE OFFER

     For the purposes of this section, "we" means El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation and the Subsidiary Guarantors.

REGISTRATION RIGHTS

     At the closing of the offering of the Series A notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the Series A notes, at our cost,

     - to file an exchange offer registration statement with the SEC with respect to the exchange offer for the Series B notes within 95 days after the date of the original issuance of the Series A notes, and

     - to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the date of original issuance of the Series A notes.

     Upon the exchange offer registration statement being declared effective, we agreed to offer the Series B notes in exchange for surrender of the Series A notes. We agreed to use our best efforts to cause the exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and to use our best efforts to cause the exchange offer to be consummated no later than 30 business days after the exchange offer registration statement is declared effective by the SEC.

     For each Series A note surrendered to us pursuant to the exchange offer, the holder of such Series A note will receive a Series B note having a principal amount equal to that of the surrendered Series A note. Interest on each Series B note will accrue from the last interest payment date on which interest was paid on the Series A note surrendered in exchange therefor or, if no interest has been paid on such Series A note, from the date of its original issue. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds Series A notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Series A notes acquired directly from us or one of our affiliates) to exchange such Series A notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of Series B notes received by such broker-dealer in the exchange offer. We agreed to use our best efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of not more than 30 business days plus one year after the exchange offer registration statement has become effective.

     The preceding agreement is needed because any broker-dealer who acquires Series A notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the Series B notes pursuant to the exchange offer made hereby and the resale of Series B notes received in the exchange offer by any broker-dealer who held Series A notes of the same series acquired for its own account as a result of market-making activities or other trading activities other than Series A notes acquired directly from us or one of our affiliates.

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Series B notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of Series A notes who is an "affiliate" of ours, who is a broker-dealer or who intends to participate in the exchange offer for the purpose of distributing the related Series B notes

     - will not be able to rely on the interpretation of the staff of the SEC,

     - will not be able to tender its Series A notes in the exchange offer, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Series A notes (other than certain specified holders) who wishes to exchange Series A notes for Series B notes in the exchange offer will be required to make certain representations, including

     - that it is not an affiliate of El Paso Energy Partners,

     - that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B notes, and

     - that it is acquiring the Series B notes in the exchange offer in its ordinary course of business.

     We further agreed to file with the SEC a shelf registration statement to register for public resale the Transfer Restricted Securities held by any such holder who provides El Paso Energy Partners with certain information for inclusion in the shelf registration statement if:

     - the exchange offer is not permitted by applicable law or SEC policy, or

     - any holder of notes which are Transfer Restricted Securities notifies El Paso Energy Partners prior to the 20th business day following the consummation of the exchange offer that:

        - it is a broker-dealer and holds notes acquired directly from El Paso Energy Partners or any of the affiliates of El Paso Energy Partners,

        - it is prohibited by law or SEC policy from participating in the exchange offer, or

        - it may not resell the Series B notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it.

     For the purposes of the registration rights agreement, Transfer Restricted Securities means each Series A note or Series B note until the earliest of the date of which

     - such Series A note or Series B note is exchanged in the exchange offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act,

     - such Series A note or Series B note has been disposed of in accordance with the shelf registration statement,

     - such Series A note or Series B note is disposed of by a broker-dealer as set forth in "Plan of Distribution" (including delivery of the prospectus contained therein), or

     - such Series A note or Series B note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

          (1) if we fail to file an exchange offer registration statement with the SEC on or prior to the 95th day after the closing of the offering of the Series A notes,

          (2) if the exchange offer registration statement is not declared effective by the SEC on or prior to the 150th day after the closing of the offering of the Series A notes,

          (3) if the exchange offer is not consummated on or before the 30th business day after the exchange offer registration statement is declared effective,

          (4) if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the 30th day after such filing obligation arises,

          (5) if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 60th day after the obligation to file a shelf registration statement arises, or

          (6) subject to certain conditions, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a "Registration Default"), we agree to pay to each holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in original principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90 day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in original principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities. We shall not be required to pay liquidated damages for more than one Registration Default at any given time. Upon curing all Registration Defaults, liquidated damages will cease to accrue.

     A Registration Default will be cured and liquidated damages will cease to accrue upon:

     - filing of the exchange offer registration statement (and/or, if applicable, the shelf registration statement), in the cases of the Registration Defaults described in clauses (1) and (4) above,

     - the effectiveness of the exchange offer registration statement (and/or, if applicable, the shelf registration statement), in the cases of the Registration Defaults described in clauses (2) and (5) above,

     - consummation of the exchange offer, in the case of the Registration Default described in clause (3) above, and

     - the filing of a post-effective amendment to the registration statement or an additional registration statement that causes the exchange offer registration statement (and/or, if applicable, the shelf registration statement) to again be declared effective or made usable, in the case of the Registration Default described in clause (6) above.

     All accrued liquidated damages shall be paid by us to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

     Holders of the notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement.

     If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after the commencement thereof; provided that the we have accepted all notes theretofore validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any notes.

     This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     Except as set forth above, after consummation of the exchange offer, holders of Series A notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See "-- Consequences of failure to exchange," and "-- Resale of the Series B Notes; plan of distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Series A notes which are not exchanged for Series B notes pursuant to the exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions on transfer. Accordingly, such Series A notes may only be resold

          (1) to us, upon redemption thereof or otherwise,

          (2) so long as the Series A notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

          (3) in an offshore transaction in accordance with Regulation S under the Securities Act,

          (4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

          (5) in reliance on another exemption from the registration requirements of the Securities Act, or

          (6) pursuant to an effective registration statement under the Securities Act.

     In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

     To the extent Series A notes are tendered and accepted in the exchange offer, the principal amount of outstanding Series A notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the Series A notes could be adversely affected. See "Risk factors -- risks related to the exchange offer."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all Series A notes validly tendered and not withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of Series A notes accepted in the exchange offer. Holders may tender some or all of their Series A notes pursuant to the exchange offer. However, Series A notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the Series B notes are the same as the form and terms of the Series A notes, except that

     - the Series B notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

     - except as otherwise described above, holders of the Series B notes will not be entitled to the rights of holders of Series A notes under the registration rights agreement.

     The Series B notes will evidence the same debt as the Series A notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

     Solely for reasons of administration and for no other purpose, we have
fixed the close of business on           , 2003 as the record date for the
exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of Series A notes or such holder's legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture may participate in the exchange offer. There will be no fixed record date for determining registered holders of the Series A notes entitled to participate in the exchange offer.

     Holders of the Series A notes do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered Series A notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the Series A notes for the purposes of receiving the Series B notes. The Series B notes delivered pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Series A notes.

     If any tendered Series A notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Series A notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See '-- Fees and expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" with respect to the exchange offer means 5:00
p.m., New York City time, on           , 2003 unless we, in our sole discretion,
extend the exchange offer, in which case "Expiration Date" shall mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION,

          (1) to delay accepting any Series A notes,

          (2) to extend the exchange offer,

          (3) if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer, or

          (4) to amend the terms of the exchange offer in any manner.

     We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

     Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A notes. The exchange offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

PROCEDURES FOR TENDERING SERIES A NOTES

     Tenders of Series A Notes. The tender by a holder of Series A notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of Series A notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their Series A notes. The procedures by which Series A notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the Series A notes are held.

     DTC has authorized DTC participants that are beneficial owners of Series A notes through DTC to tender their Series A notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under "-- Book-Entry Delivery Procedures," or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under "-- Book-Entry Delivery Procedures."

     Tender of Series A Notes Held in Physical Form. To tender effectively Series A notes held in physical form pursuant to the exchange offer,

     - a properly completed letter of transmittal applicable to such notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered Series A notes must be received by the exchange agent at such address (or delivery effected through the deposit of Series A notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date, or

     - the tendering holder must comply with the guaranteed delivery procedures set forth below.

     Letters of transmittal or Series A notes should be sent only to the exchange agent and should not be sent to us.

     Tender of Series A Notes Held Through a Custodian. To tender effectively Series A notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the Series A notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's Series A notes to effect the tender.

     Tender of Series A Notes Held Through DTC. To tender effectively Series A notes that are held through DTC, DTC participants should either

     - properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

     - transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Series A notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

     Delivery of tendering Series A notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     The method of delivery of Series A notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Series A notes and delivering letters of transmittal. Except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

     Except as provided below, unless the Series A notes being tendered are deposited with the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of Series B notes for Series A notes will be made only against deposit of the tendered Series A notes and delivery of all other required documents.

     Book-Entry Delivery Procedures. The exchange agent will establish accounts with respect to the Series A notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Series A notes by causing DTC to transfer such Series A notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of Series A notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Series A notes tendered thereby are tendered
(1) by a registered holder of Series A notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such Series A notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the letter of transmittal. If the Series A notes are registered in the name of a person other than the signer of the letter of transmittal or if Series A notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered Series A notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

     Guaranteed Delivery. If a holder desires to tender Series A notes pursuant to the exchange offer and time will not permit the letter of transmittal, certificates representing such Series A notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Series A notes may nevertheless be tendered if all the following conditions are satisfied:

          (1) the tender is made by or through an Eligible Institution;

          (2) a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

          (3) the certificates for the tendered Series A notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Series A notes into the exchange agent's account at DTC as described above), together with the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted Agent's Message, are received by the exchange agent within two business days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the notice of guaranteed delivery.

     Notwithstanding any other provision hereof, delivery of Series B notes by the exchange agent for Series A notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after timely receipt by the exchange agent of such Series A notes (or Book-Entry Confirmation of the transfer of such Series A notes into the exchange agent's account at DTC as described above), and the letter of transmittal (or facsimile thereof) with respect to such Series A notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series A notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series A notes not properly tendered or any Series A notes our acceptance of which, in the opinion of our counsel, would be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A notes must be cured within such time as we shall determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of Series A notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of Series A notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any Series A notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Series A notes are submitted in a principal amount greater than the principal amount of Series A notes being tendered by such tendering holder, such unaccepted or non-exchanged Series A notes will either be

          (1) returned by the exchange agent to the tendering holders, or

          (2) in the case of Series A notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such Book-Entry Transfer Facility.

     By tendering, each registered holder will represent to us that, among other things,

     - the Series B notes to be acquired by the holder and any beneficial owner(s) of the Series A notes in connection with the exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s),

     - the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Series B notes,

     - the holder and each beneficial owner acknowledge and agree that (x) any person participating in the exchange offer for the purpose of distributing the Series B notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Series B notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed herein under "-- Resale of the Series B Notes; Plan of Distribution," and (y) any broker-dealer that receives Series B notes for its own account in exchange for Series A notes pursuant to the exchange offer must delivery a prospectus in connection with any resale of such Series B notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act,

     - neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing, and

     - the holder and each beneficial owner understands, that a secondary resale transaction described in clause (3) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

     Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. See "-- Resale of the Series B Notes; Plan of Distribution."

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A notes pursuant to the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date.

     To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must

     - specify the name of the person having deposited the Series A notes to be withdrawn,

     - identify the Series A notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the Series A notes (unless such Series A notes were tendered by book-entry transfer), and aggregate principal amount of such Series A notes, and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the Series A notes into the name of the person withdrawing such Series A notes.

     If Series A notes have been delivered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Series A
Notes -- Book-Entry Delivery Procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn Series A notes and must otherwise comply with such book-entry transfer facility's procedures.

     If the Series A notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of Series A notes can only be accomplished in accordance with these procedures.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of Series A notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any Series A notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Series B notes will be issued with respect thereto unless the Series A notes so withdrawn are retendered. Properly withdrawn Series A notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Series A Notes" at any time prior to the Expiration Date.

     Any Series A notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer shall not be subject to any conditions, other than that

          (1) the SEC has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939,

          (2) the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

          (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might impair our ability to proceed with the exchange offer,

          (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer, or

          (5) there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

     If we determine in our sole discretion that any of the conditions to the exchange offer are not satisfied, we may

          (1) refuse to accept any Series A notes and return all tendered Series A notes to the tendering holders,

          (2) extend the exchange offer and retain all Series A notes tendered prior to the Expiration Date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such Series A notes (see "-- Withdrawal of Original Tenders"), or

          (3) waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered Series A notes which have not been withdrawn.

     If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

EXCHANGE AGENT

     JPMorgan Chase Bank, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery and other documents should be directed to the exchange agent addressed as follows:

                                    By Mail:
                              JPMorgan Chase Bank
                             Attn: Mr. Cary Gilliam
                                   700 Lavaca
                                  Fifth Floor
                                Austin, TX 78701

                                 By Facsimile:
                                 (512) 479-2553
                          Attention: Mr. Cary Gilliam

                             Confirm by Telephone:
                                 (512) 479-2575
                          Attention: Mr. Cary Gilliam

                                    By Hand:
                              JPMorgan Chase Bank
                             Attn: Mr. Cary Gilliam
                                   700 Lavaca
                                  Fifth Floor
                                Austin, TX 78701

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of El Paso Energy Partners, L.P., our general partner and their affiliates.

     No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     Our out of pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the Series A notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Series A notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Series B notes will be recorded at the carrying value of the Series A notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the Series B notes.

RESALE OF THE SERIES B NOTES; PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where such Series A notes were acquired as a result of market-making activities or other trading activities. In addition, until
          , 2003 (90 days after the date of this prospectus), all dealers effecting transactions in the Series B notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

          (1) in the over-the-counter market,

          (2) in negotiated transactions,

          (3) through the writing of options on the Series B notes or a combination of such methods of resale,

          (4) at market prices prevailing at the time of resale,

          (5) at prices related to such prevailing market prices, or

          (6) at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B notes.

     Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We agreed to permit the use of this prospectus by such broker-dealers to satisfy this prospectus delivery requirement. To the extent necessary to ensure that the prospectus is available for sales of Series B notes by broker-dealers, we agreed to use our best efforts to keep the exchange offer registration statement continuously effective, supplemented, amended and current for a period of 30 business days plus one year from the closing of the offering of the Series A notes or such shorter period as will terminate when all Transfer Restricted Securities covered by such registration statement have been sold. We will provide sufficient copies of the latest version of this prospectus to such broker-dealers no later than one day after such request at any time during this period.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Series B notes offered by this prospectus. In consideration for issuing the Series B notes as contemplated in this prospectus, we will receive in exchange Series A notes in like principal amount, the form and terms of which are the same as the form and terms of the Series B notes, except as otherwise described herein under "The exchange offer -- Terms of the exchange offer." The Series A notes surrendered in exchange for the Series B notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Series B notes will not result in any increase in our indebtedness.

                              DESCRIPTION OF NOTES

     You can find the definitions of terms in this description under the subheading "Definitions." In this description, the word "Issuers" refers only to El Paso Energy Partners and El Paso Finance and not to any of their subsidiaries and any reference to "El Paso Energy Partners" or "El Paso Finance" does not include any of their respective subsidiaries. As used in this section, "El Paso Finance" means our subsidiary, El Paso Energy Partners Finance Corporation, which is a co-issuer of the notes.

     The Issuers issued the Series A notes under the Indenture (the "Indenture") dated as of November 27, 2002, among the Issuers, the Subsidiary Guarantors and JPMorgan Chase Bank, as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. The Series B notes will be issued under the same Indenture. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of these notes. Copies of the Indenture are available upon request from El Paso Energy Partners. Terms used herein are defined below under '--Definitions."

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  GENERAL

     The Series A notes and the Series B notes will constitute a single class of debt securities under the Indenture. If the exchange offer is completed, holders of Series A notes who do not exchange their Series A notes for Series B notes will vote together with holders of the Series B notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by holders, including acceleration following an event of default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Series A notes that remain outstanding after the exchange offer will be aggregated with the Series B notes, and the holders of the Series A notes and the Series B notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes means, at any time after the exchange offer is completed, the percentages in aggregate principal amount of the Series A notes and the Series B notes collectively then outstanding.

  THE NOTES

     The notes are:

     - general unsecured obligations of the Issuers;

     - subordinated in right of payment to all existing and future Senior Debt of the Issuers, including borrowings under the Partnership Credit Facility;

     - senior or equal in right of payment to any future subordinated Indebtedness of the Issuers and equal in right of payment to our existing senior subordinated notes; and

     - unconditionally guaranteed by the Subsidiary Guarantors.

  THE GUARANTEES

     As of the date of this prospectus, the notes are guaranteed by the following subsidiaries of El Paso Energy Partners:

     - Chaco Liquids Plant Trust

     - Crystal Holding, L.L.C.

     - El Paso Energy Intrastate, L.P.

     - El Paso Energy Partners Oil Transport, L.L.C.

     - El Paso Energy Partners Operating Company, L.L.C.

     - El Paso Energy Warwink I Company, L.P.

     - El Paso Energy Warwink II Company, L.P.

     - El Paso Offshore Gathering & Transmission, L.P.

     - El Paso South Texas, L.P.

     - EPGT Texas Pipeline, L.P.

     - EPN Alabama Intrastate, L.L.C.

     - EPN Field Services, L.L.C.

     - EPN Gathering and Treating Company, L.P.

     - EPN Gathering and Treating GP Holding, L.L.C.

     - EPN GP Holding, L.L.C.

     - EPN GP Holding I, L.L.C.

     - EPN Gulf Coast, L.P.

     - EPN Holding Company, L.P.

     - EPN Holding Company I, L.P.

     - EPN NGL Storage, L.L.C.

     - EPN Pipeline GP Holding, L.L.C.

     - First Reserve Gas, L.L.C.

     - Flextrend Development Company, L.L.C.

     - Hattiesburg Gas Storage Company

     - Hattiesburg Industrial Gas Sales, L.L.C.

     - High Island Offshore System, L.L.C.

     - Manta Ray Gathering Company, L.L.C.

     - Petal Gas Storage, L.L.C.

     - Poseidon Pipeline Company, L.L.C.

     - Warwink Gathering and Treating Company

     Each Guarantee of a Subsidiary Guarantor of these notes:

     - is a general unsecured obligation of that Subsidiary Guarantor;

     - is subordinated in right of payment to all existing and future Senior Debt of that Subsidiary Guarantor; and

     - is senior or equal in right of payment to any future subordinated Indebtedness of that Subsidiary Guarantor.

     As of November 30, 2002, the Issuers and the Subsidiary Guarantors would have had total Senior Debt and Guarantor Senior Debt of approximately $1 billion, although the Indenture will allow us to incur at least $1.2 billion of Senior Debt. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the notes and the Guarantees will be subordinated to the payment of Senior Debt and Guarantor Senior Debt, respectively. The Indenture will permit the Issuers and the Subsidiary Guarantors to incur additional Senior Debt and Guarantor Senior Debt. The Guarantee of each Subsidiary Guarantor will be subordinated to all Senior Debt of that Subsidiary Guarantor. In addition, payments on the notes will be effectively subordinated to claims of creditors (other than El Paso Energy Partners) of our subsidiaries that are not guarantors of the notes. As of November 30, 2002, our non-guarantor subsidiaries had no indebtedness.

     As of the date of the Indenture, all of our Subsidiaries (other than El Paso Finance and our Unrestricted Subsidiaries) will be "Restricted Subsidiaries." Certain Subsidiaries in the future may not be Subsidiary Guarantors. Also, under the circumstances described below under the subheading "Covenants--Designation of restricted and unrestricted subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the notes. As of the date of this prospectus, EPN Arizona Gas, LLC; Arizona Gas Storage, LLC and Matagorda Island Area Gathering System are the only Unrestricted Subsidiaries. In addition, El Paso Energy Partners has invested, and may invest in the future, in Joint Ventures. The rights of El Paso Energy Partners to receive assets from any Subsidiary that is not a Subsidiary Guarantor or from any Joint Venture that are attributable to El Paso Energy Partners's Equity Interests therein (and thus the ability of the holders of the notes to benefit indirectly from such assets) are subject to the claims of all existing and future third party indebtedness and liabilities (including trade debt) of such Subsidiary or Joint Venture.

PRINCIPAL, MATURITY AND INTEREST

     The Issuers will issue notes offered hereby in an initial aggregate principal amount of $200 million. Subject to compliance with the covenant described below under "--Incurrence of indebtedness and issuance of disqualified equity," we may issue additional notes from time to time under the Indenture. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 1, 2012.

     Interest on the notes offered hereby will accrue at the rate of 10 5/8% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2003. The Issuers will make each interest payment to the holders of record of these notes on the immediately preceding May 15 and November 15.

     Interest on the notes offered hereby will accrue from November 27, 2002 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest and Liquidated Damages, if any, on the notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying

Agent and Registrar within the City and State of New York, unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any note selected for redemption or repurchase (except in the case of a note to be redeemed or repurchased in part, the portion not to be redeemed or repurchased). Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

     The registered holder of a note will be treated as the owner of it for all purposes.

SUBORDINATION

     The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, and other Obligations on, the notes, including upon the acceleration or redemption of the notes, will be subordinated to the prior payment in full in cash of all Senior Debt of the Issuers.

     The holders of Senior Debt of the Issuers and the holders of Guarantor Senior Debt of the Subsidiary Guarantors will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt and Guarantor Senior Debt (including interest after the commencement of any of the following specified proceedings at the rate specified in the applicable Senior Debt, whether or not such interest would be an allowed claim in such proceeding), as applicable, before the holders of notes will be entitled to receive any payment or distribution with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal defeasance and covenant defeasance," provided that the funding of such trust was permitted), in the event of any payment or distribution to creditors of an Issuer:

          (1) in a liquidation or dissolution of that Issuer;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to that Issuer or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshalling of that Issuer's assets and liabilities.

     Neither of the Issuers may make any payment or distribution (whether by redemption, purchase, defeasance or otherwise) in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal defeasance and covenant defeasance") if:

          (1) a default in the payment of principal, premium or interest (and other Obligations in the case of the Credit Facilities) on Designated Senior Debt occurs and is continuing; or

          (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt (or their representative).

Payments on the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 120 days. If the Trustee or any holder receives payment that violates the above, such payment shall be held in trust by the Trustee or such holder for the benefit of, and upon written request shall be paid to, the holder of Designated Senior Debt. Holders of the notes shall have subrogation rights.

     The Issuers must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of El Paso Energy Partners or El Paso Finance, holders of these notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. See "Risk factors."

THE GUARANTEES

     To the extent that any of our Restricted Subsidiaries guarantees any of our indebtedness or any indebtedness of any other Restricted Subsidiary, such Subsidiary will be required to guarantee our obligations under the notes and the Indenture.

     The Subsidiary Guarantors will jointly and severally guarantee the Issuers' obligations under these notes. Each Guarantee and the related obligations will be subordinated to the prior payment in full of all Senior Debt of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk factors."

     The Obligations of each Subsidiary Guarantor with respect to the notes under its Guarantee will be subordinated to its Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt.

     No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Guarantor Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Guarantee.

     A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) the Person (if not otherwise a Subsidiary Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee, except as provided in the next paragraph.

     El Paso Energy Partners or any Subsidiary Guarantor, however, may be merged or consolidated with or into any one or more Subsidiary Guarantors or El Paso Energy Partners.

     The Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if El Paso Energy Partners applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

          (2) in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, if El Paso Energy Partners applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

          (3) if El Paso Energy Partners designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

          (4) at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of El Paso Energy Partners.

     See "Repurchase at the option of holders--Asset sales."

     Any Restricted Subsidiary that guarantees Indebtedness of either of the Issuers or any other Restricted Subsidiary at a time when it is not a Subsidiary Guarantor shall execute a Guarantee.

OPTIONAL REDEMPTION

     Prior to December 1, 2005, the Issuers may on any one or more occasions redeem up to 33 percent of the aggregate principal amount of notes originally issued under the Indenture at a redemption price of 110.625 percent of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings. However, at least 67 percent of the aggregate principal amount of notes must remain outstanding immediately after the occurrence of such redemption (excluding notes held by El Paso Energy Partners, El Paso Finance and our Restricted Subsidiaries). Any redemption must occur within 90 days of the date of the closing of such Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers' option prior to December 1, 2007

     On or after December 1, 2007, the Issuers may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on December 1st of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2007........................................................    105.313%
2008........................................................    103.542%
2009........................................................    101.771%
2010 and thereafter.........................................      100.0%

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if applicable, ceases to accrue on notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

     If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101 percent of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders in whose name a note is registered on a record date occurring prior to the Change of Control Payment Date to receive interest on an interest payment date occurring after such Change of Control Payment Date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by El Paso Energy Partners.

     The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.

     The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holder of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     El Paso Energy Partners's outstanding Partnership Credit Facility currently prohibits El Paso Energy Partners from purchasing any notes, and also provides that certain change of control events with respect to El

Paso Energy Partners would constitute a default under the agreements governing such Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which El Paso Energy Partners becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Senior Debt, even if the Change of Control does not, due to the financial effect of such a repurchase on El Paso Energy Partners. If a Change of Control occurs at a time when El Paso Energy Partners is prohibited from purchasing notes, El Paso Energy Partners could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If El Paso Energy Partners does not obtain such a consent or repay such borrowings, El Paso Energy Partners will remain prohibited from purchasing notes. In such case, El Paso Energy Partners's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, in all likelihood constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by El Paso Energy Partners's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

     Notwithstanding the preceding paragraphs of this covenant, the Issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all notes validly tendered and not withdrawn under such purchase offer.

     The definition of Change of Control includes a phrase relating to the sale, transfer, lease, conveyance or other disposition of "all or substantially all" of the assets of El Paso Energy Partners and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require El Paso Energy Partners to repurchase such notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of the assets of El Paso Energy Partners and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

     The Issuers will not, and will not permit any of El Paso Energy Partners's Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) El Paso Energy Partners (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is determined by (a) an executive officer of El Paso Energy Partners if the value is less than $10.0 million, as evidenced by an Officers' Certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $10.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

          (3) at least 75 percent of the consideration therefor received by El Paso Energy Partners or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             a. any liabilities (as shown on the Issuer's or such Restricted
                Subsidiary's most recent balance sheet) of El Paso Energy Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases El Paso Energy Partners or such Restricted Subsidiary from further liability; and

             b. any securities, notes or other obligations received by El Paso
                Energy Partners or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sale (subject to ordinary settlement periods) converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, El Paso Energy Partners or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such capital expenditure or purchase is closed within 90 days after the end of such 360-day period) such Net Proceeds at its option:

          (1) to repay Senior Debt of El Paso Energy Partners and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem Senior Debt, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness;

          (2) to make a capital expenditure in a Permitted Business;

          (3) to acquire other long-term tangible assets that are used or useful in a Permitted Business; or

          (4) to invest in any other Permitted Business Investment or any other Permitted Investments other than Investments in Cash Equivalents, Interest Swaps or Currency Agreements.

     Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make a pro rata offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100 percent of principal amount plus accrued and unpaid interest (including any Liquidated Damages in the case of the notes), if any, and premium, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, El Paso Energy Partners may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of notes pursuant to the Asset Sale Offer for notes, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The term Asset Sale excludes:

          (1) any transaction whereby assets or properties (including (a) ownership interests in any Subsidiary or Joint Venture and (b) in the case of an exchange or contribution for tangible assets, up to 25 percent in the form of cash, Cash Equivalents, accounts receivable or other current assets), owned by El Paso Energy Partners or a Restricted Subsidiary are exchanged or contributed for the Equity Interests of a Joint Venture or Unrestricted Subsidiary in a transaction that satisfies the requirements of a Permitted Business Investment or for other assets (not more than 25 percent of which consists of cash, Cash Equivalents, accounts receivables or other current assets) or properties (including interests in any Subsidiary or Joint Venture) so long as (i) the fair market value of the assets or properties (if other than a Permitted Business Investment) received are substantially equivalent to the fair market value of the assets or properties given up, and (ii) any cash received in such exchange or contribution by El Paso Energy Partners or any Restricted Subsidiary is applied in accordance with the foregoing "--Asset sales" provision;

          (2) any sale, transfer or other disposition of cash or Cash
     Equivalents;
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          (3) any sale, transfer or other disposition of Restricted Investments;
     and

          (4) any sale, transfer or other disposition of interests in oil and gas leaseholds (including, without limitation, by abandonment, farm-ins, farm-outs, leases, swaps and subleases), hydrocarbons and other mineral products in the ordinary course of business of the oil and gas operations conducted by El Paso Energy Partners or any Restricted Subsidiary, which sale, transfer or other disposition is made by El Paso Energy Partners or any Restricted Subsidiary.

COVENANTS

RESTRICTED PAYMENTS

     The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of El Paso Energy Partners's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving El Paso Energy Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of El Paso Energy Partners's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of El Paso Energy Partners (other than Disqualified Equity) and other than distributions or dividends payable to El Paso Energy Partners or a Restricted Subsidiary);

          (2) except to the extent permitted in clause (4) below, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of El Paso Energy Partners or any of its Restricted Subsidiaries (other than any such Equity Interests owned by El Paso Energy Partners or any of its Restricted Subsidiaries);

          (3) except to the extent permitted in clause (4) below, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the notes or the Guarantees (other than the notes or the Guarantees), except (a) a payment of interest or principal at the Stated Maturity thereof, (b) a purchase, redemption, acquisition or retirement required to be made pursuant to the terms of such Indebtedness (including pursuant to an asset sale or change of control provision) and (c) any such Indebtedness of El Paso Energy Partners or a Restricted Subsidiary owned by El Paso Energy Partners or a Restricted Subsidiary; or

          (4) make any Investment other than a Permitted Investment or a Permitted Business Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

          (1) if the Fixed Charge Coverage Ratio for El Paso Energy Partners's four most recent fiscal quarters for which internal financial statements are available is not less than 2.0 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by El Paso Energy Partners and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

             a. Available Cash constituting Cash from Operations as of the end of the immediately preceding quarter, plus

             b. the aggregate net cash proceeds of any (i) substantially concurrent capital contribution to El Paso Energy Partners from any Person (other than a Restricted Subsidiary of El Paso Energy Partners) made after the Issue Date, (ii) substantially concurrent issuance and sale made after the Issue Date of Equity Interests (other than Disqualified Equity) of El Paso Energy Partners or from the issuance or sale made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of El Paso Energy Partners that have been converted into or exchanged for such Equity Interests (other

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

              than Disqualified Equity), (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of El Paso Energy Partners), plus

             c. the net reduction in Investments in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to El Paso Energy Partners or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash constituting Cash from Operations for any period commencing on or after the Issue Date (items (b) and (c) being referred to as "Incremental Funds"), minus

             d. the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or

          (2) if the Fixed Charge Coverage Ratio for El Paso Energy Partners's four most recent fiscal quarters for which internal financial statements are available is less than 2.0 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by El Paso Energy Partners and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

             a. $60.0 million less the aggregate amount of all Restricted
                Payments made by El Paso Energy Partners and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter of El Paso Energy Partners immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus

             b. Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

     For purposes of clauses (1) and (2) above, the term "substantially concurrent" means that either (x) the offering was consummated within 120 days of the date of determination or (y) the offering was consummated within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment by El Paso Energy Partners or any Restricted Subsidiary of any distribution or dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of El Paso Energy Partners or any of its Restricted Subsidiaries or of any Equity Interests of El Paso Energy Partners or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to El Paso Energy Partners or such Restricted Subsidiary from any Person (other than El Paso Energy Partners or another Restricted Subsidiary) or (b) sale (a sale will be deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale) (other than to a Restricted Subsidiary of El Paso Energy Partners) of (i) Equity Interests (other than Disqualified Equity) of El Paso Energy Partners or such Restricted Subsidiary or (ii) Indebtedness that is subordinated to the notes or the Guarantees, provided that such new subordinated Indebtedness with respect to the redemption, repurchase, retirement, defeasance or other acquisition of pari passu or subordinated Indebtedness (W) is subordinated to the same extent as such refinanced subordinated Indebtedness,

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

     (X) has a Weighted Average Life to Maturity of at least the remaining Weighted Average Life to Maturity of the refinanced subordinated Indebtedness, (Y) is for the same principal amount as either such refinanced subordinated Indebtedness plus original issue discount to the extent not reflected therein or the redemption or purchase price of such Equity Interests (plus reasonable expenses of refinancing and any premiums paid on such refinanced subordinated Indebtedness) and (Z) is incurred by El Paso Energy Partners or the Restricted Subsidiary that is the obligor on the Indebtedness so refinanced or the issuer of the Equity Interests so redeemed, repurchased or retired; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded or deducted from the calculation of Available Cash and Incremental Funds;

          (3) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness of El Paso Energy Partners or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any distribution or dividend by a Restricted Subsidiary to El Paso Energy Partners or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners held by any member of the General Partner's or El Paso Energy Partners's or any Restricted Subsidiary's management pursuant to any management equity subscription agreement or stock option agreement or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any 12-month period; and

          (6) any payment by El Paso Energy Partners pursuant to section 3.1(b) of the Management Agreement to compensate for certain tax liabilities resulting from certain allocated income.

     In computing the amount of Restricted Payments previously made for purposes of the immediately preceding paragraph, Restricted Payments made under clauses
(1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than El Paso Energy Partners or a Restricted Subsidiary, (4) of this paragraph shall be included, and Restricted Payments made under clauses (2),
(3), (5) and (6) and, except to the extent noted above, (4) of this paragraph shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by El Paso Energy Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the General Partner whose resolution with respect thereto shall be delivered to the Trustee.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED EQUITY

     El Paso Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and El Paso Energy Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that El Paso Energy Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and El Paso Energy Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for El Paso Energy Partners's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

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

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by El Paso Energy Partners and any Restricted Subsidiary of the Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of El Paso Energy Partners and the Restricted Subsidiaries outstanding under all Credit Facilities after giving effect to such incurrence does not exceed $1.2 billion less the aggregate amount of all repayments of Indebtedness under a Credit Facility that have been made by El Paso Energy Partners or any of its Restricted Subsidiaries in respect of Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facility;

          (2) the incurrence by El Paso Energy Partners and its Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by El Paso Energy Partners and the Subsidiary Guarantors of Indebtedness represented by the notes and the Guarantees and the related Obligations;

          (4) the incurrence by El Paso Energy Partners or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of El Paso Energy Partners or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

          (5) the incurrence by El Paso Energy Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was not incurred in violation of the Indenture;

          (6) the incurrence by El Paso Energy Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among El Paso Energy Partners and any of its Restricted Subsidiaries; provided, however, that:

             a. if El Paso Energy Partners or any Subsidiary Guarantor is the
                obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of El Paso Energy Partners, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor, and

             b. (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than El Paso Energy Partners or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either El Paso Energy Partners or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by El Paso Energy Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by El Paso Energy Partners or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign currency exchange rate risk of El Paso Energy Partners or any Restricted Subsidiary or interest rate risk with respect to any floating rate Indebtedness of El Paso Energy Partners or any Restricted Subsidiary that is permitted by the terms of this Indenture to be outstanding or commodities pricing risks of El Paso Energy Partners or any Restricted Subsidiary in respect of hydrocarbon production from properties in which El Paso Energy Partners or any of its Restricted Subsidiaries owns an interest;

          (8) the guarantee by El Paso Energy Partners or any of the Restricted Subsidiaries of Indebtedness of El Paso Energy Partners or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;
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

          (9) bid, performance, surety and appeal bonds in the ordinary course of business, including guarantees and standby letters of credit supporting such obligations, to the extent not drawn;

          (10) the incurrence by El Paso Energy Partners or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $20.0 million;

          (11) the incurrence by El Paso Energy Partners's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of El Paso Energy Partners that was not permitted by this clause (11);

          (12) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity, in the form of additional shares of the same class of Disqualified Equity, provided, in each such case, that the amount thereof is included in Fixed Charges of El Paso Energy Partners as so accrued, accredited or amortized; and

          (13) Indebtedness incurred by El Paso Energy Partners or any of its Restricted Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations.

     For purposes of determining compliance with this "--Incurrence of indebtedness and issuance of disqualified equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, El Paso Energy Partners will be permitted to classify such item of Indebtedness in any manner that complies with this covenant. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness.

LIMITATION ON LAYERING

     The Issuers will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of either Issuer and senior in any respect in right of payment to the notes. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Guarantee.

LIENS

     El Paso Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the notes and Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     El Paso Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Equity Interests to El Paso Energy Partners or any of El Paso Energy Partners's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to El Paso Energy Partners or any of the other Restricted Subsidiaries;

          (2) make loans or advances to or make other investments in El Paso Energy Partners or any of the other Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to El Paso Energy Partners or any of the other Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

          (2) the Partnership Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such Credit Facility as in effect on the Issue Date;

          (3) the Indenture, the notes and the Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Equity Interests of a Person acquired by El Paso Energy Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6) customary non-assignment provisions in licenses and leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that contains any one or more of the restrictions described in clauses (1) through (3) of the preceding paragraph by such Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of El Paso Energy Partners or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (11) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

          (12) any agreement or instrument relating to any Acquired Debt of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by El Paso Energy Partners or any Restricted

     Subsidiary (other than Indebtedness incurred in anticipation of such acquisition and provided such encumbrances or restrictions extend only to property of such acquired Restricted Subsidiary);

          (13) any agreement or instrument governing Indebtedness permitted to be incurred under the Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in the Indenture, taken as a whole;

          (14) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, including clawback, "make-well" or "keep-well" agreements, to maintain financial performance or results of operations of a joint venture entered into in the ordinary course of business; and

          (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

          (1) either: (a) such Issuer is the surviving entity of such transaction; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that El Paso Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as El Paso Energy Partners remains a partnership;

          (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the obligations of such Issuer under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists;

          (4) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer):

             a. will have Consolidated Net Worth immediately after the
                transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction; and

             b. will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Equity;" provided, however, that this clause (b) shall be suspended during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants; and

          (5) such Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

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

     Notwithstanding the foregoing paragraph, El Paso Energy Partners is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

          (1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of El Paso Energy Partners into a form of entity other than a limited partnership formed under Delaware law;

          (2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (3) the entity so formed by or resulting from such reorganization assumes all the obligations of El Paso Energy Partners under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (4) immediately after such reorganization no Default or Event of Default exists; and

          (5) such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (i) is subject to federal or state income taxation as an entity or (ii) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

     The "Merger, consolidation, or sale of assets" covenant described in the first paragraph of this section will not apply to a merger or consolidation, or any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among El Paso Energy Partners and any of its Restricted Subsidiaries.

     No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, but excluding El Paso Energy Partners or another Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guarantor's Guarantee of the notes and the Indenture pursuant to a supplemental indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. Any Subsidiary Guarantor may be merged or consolidated with or into any one or more Subsidiary Guarantors.

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all or substantially all of the Equity Interests of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the transaction complies with the provisions set forth under "Asset sales."

TRANSACTIONS WITH AFFILIATES

     El Paso Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to El Paso Energy Partners or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by El Paso Energy Partners or such Restricted Subsidiary with an unrelated Person; and

          (2) El Paso Energy Partners delivers to the Trustee:

             a. with respect to any Affiliate Transaction or series of related
                Affiliate Transactions involving aggregate consideration in excess of $10.0 million but less than or equal to $25.0 million,
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             an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved (either pursuant to specific or general resolutions) by the Board of Directors of the General Partner or has been approved by an officer pursuant to a delegation (specific or general) of authority from the Board of Directors of the General Partner; and

             b. with respect to any Affiliate Transaction or series of related
                Affiliate Transactions involving aggregate consideration in excess of $25.0 million, (A) a resolution of the Board of Directors of the General Partner set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner and (B) either (I) an opinion as to the fairness to El Paso Energy Partners of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed, (II) with respect to assets classified, in accordance with GAAP, as property, plant and equipment on El Paso Energy Partners's or such Restricted Subsidiary's balance sheet, a written appraisal from a nationally recognized appraiser showing the assets have a fair market value not less than the consideration to be paid (provided that if the fair market value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors of the General Partner shall determine the exact fair market value, provided that it shall be within the range so determined by the appraiser), (III) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, storage, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by El Paso Energy Partners or any Restricted Subsidiary and third parties or, if none of El Paso Energy Partners or any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by the Board of Directors of the General Partner or (IV) in the case of any transaction between El Paso Energy Partners or any of its Restricted Subsidiaries and any Affiliate thereof in which El Paso Energy Partners beneficially owns 50 percent or less of the Voting Stock and one or more Persons not Affiliated with El Paso Energy Partners beneficially own (together) a percentage of Voting Stock at least equal to the interest in Voting Stock of such Affiliate beneficially owned by El Paso Energy Partners, a resolution of the Board of Directors of the General Partner set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner. Even though a particular Affiliate Transaction or series of Affiliate Transactions may be covered by two or more of clauses (I) through (IV) above, the compliance with any one of such applicable clauses shall be satisfactory.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) transactions pursuant to the Management Agreement as in effect on the date hereof,

          (2) any employment, equity option or equity appreciation agreement or plan entered into by El Paso Energy Partners or any of its Restricted Subsidiaries in the ordinary course of business and, as applicable, consistent with the past practice of El Paso Energy Partners or such Restricted Subsidiary;

          (3) transactions between or among El Paso Energy Partners and/or its Restricted Subsidiaries;

          (4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted payments;"

          (5) transactions effected in accordance with the terms of agreements as in effect on the Issue Date;

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

          (6) customary compensation, indemnification and other benefits made available to officers, directors or employees of El Paso Energy Partners or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

          (7) loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any one time outstanding.

ADDITIONAL SUBSIDIARY GUARANTEES

     If El Paso Energy Partners or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date that guarantees any Indebtedness of either of the Issuers, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created. If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees Indebtedness of either of the Issuers or any other Restricted Subsidiary, such Restricted Subsidiary shall execute and deliver a Guarantee. El Paso Energy Partners will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of either Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the notes by such Restricted Subsidiary, which guarantee shall be senior to or pari passu with such Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the guarantee of the notes may be subordinated to the guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt. Notwithstanding the foregoing, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by El Paso Energy Partners and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted payments," for Permitted Investments or for Permitted Business Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment, Permitted Investments or Permitted Business Investments would be permitted at that time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The Board of Directors of the General Partner may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if a Default or Event of Default is not continuing, the redesignation would not cause a Default or Event of Default and provided that, if at the time of such designation such Subsidiary is a Subsidiary Guarantor, after giving effect to such designation, El Paso Energy Partners and its remaining Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under the limitation on indebtedness included in the first paragraph under the caption "Incurrence of indebtedness and issuance of disqualified equity" above. A Subsidiary may not be designated as an Unrestricted Subsidiary unless at the time of such designation, (x) it has no Indebtedness other than Non-Recourse Debt; (y) no portion of the Indebtedness or any other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization and operation of such Subsidiary or by law) (A) is guaranteed by El Paso Energy Partners or any other Restricted Subsidiary, except as such Indebtedness is permitted by the covenants under "--Restricted payments" and '--Incurrence of indebtedness and issuance of disqualified equity" above, (B) is recourse to or obligates El Paso Energy Partners or any Restricted Subsidiary in any way (including

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any "claw-back," "keep-well" or "make-well" agreements or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary, except as such Indebtedness or Investment is permitted by the covenants captioned "--Incurrence of indebtedness and issuance of disqualified equity" and "--Restricted payments") or (C) subjects any property or assets of El Paso Energy Partners or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (z) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released.

SALE AND LEASE-BACK TRANSACTIONS

     El Paso Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction; provided that El Paso Energy Partners or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and lease-back transaction if:

          (1) El Paso Energy Partners or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and lease-back transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of additional indebtedness and issuance of disqualified equity," and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens;" provided, however, that clause (a) of this clause (1) shall be suspended during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants;

          (2) the gross cash proceeds of that sale and lease-back transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and lease-back transaction; and

          (3) the transfer of assets in that sale and lease-back transaction is permitted by, and El Paso Energy Partners applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the option of holders--Asset sales."

BUSINESS ACTIVITIES

     El Paso Energy Partners will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

PAYMENTS FOR CONSENT

     El Paso Energy Partners will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, El Paso Energy Partners will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations, and upon request, El Paso Energy Partners will furnish (without exhibits) to the Trustee for delivery to the holders of the notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if El Paso Energy Partners were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by El Paso Energy Partners's certified independent accountants; and

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

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if El Paso Energy Partners were required to file such reports.

     If as of the end of any such quarterly or annual period El Paso Energy Partners has designated any of its Subsidiaries as Unrestricted Subsidiaries or if El Paso Energy Partners owns more than 50 percent of Deepwater Holdings, but such entity or any of its Subsidiaries still is designated as a Joint Venture, then El Paso Energy Partners shall deliver (promptly after such SEC filing referred to in the preceding paragraph) to the Trustee for delivery to the holders of the notes quarterly and annual financial information required by the preceding paragraph as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of El Paso Energy Partners and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries and the designated Joint Ventures of El Paso Energy Partners.

     In addition, whether or not required by the SEC, El Paso Energy Partners will make such information available to securities analysts, investors and prospective investors upon request.

SUSPENDED COVENANTS

     During any period when the notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing under the Indenture, we and our Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under the following headings under the caption "-- Covenants":

     - "-- Incurrence of indebtedness and issuance of disqualified equity,"

     - "-- Restricted payments,"

     - "-- Dividend and other payment restrictions affecting subsidiaries,"

     - "-- Asset sales,"

     - "-- Transactions with affiliates,"

     - "-- Sale--Leaseback transactions" (only to the extent set forth in that covenant), and

     - "-- Merger, consolidation or sale of assets" (only to the extent set forth in that covenant)

(collectively, the "Suspended Covenants"); provided, however, that the provisions of the Indenture described above under the caption "-- Change of control," and described above under the following headings:

     - "-- Liens,"

     - "-- Additional subsidiary guarantees,"

     - "-- Reports,"

     - "-- Business activities,"

     - "-- Payments for consent," and

     - "-- Limitation on layering"

will not be so suspended; and provided further, that if we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant
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described under "-- Restricted payments" as though such covenants had been in effect during the entire period of time from which the notes are issued. As a result, during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes, whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure by El Paso Energy Partners or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of control" or "-- Asset sales";

          (4) failure by El Paso Energy Partners or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture (provided that notice need not be given, and an Event of Default shall occur, 60 days after any breach of the covenants under "-- Covenants -- Restricted payments," "-- Covenants -- Incurrence of indebtedness and issuance of disqualified equity" and "-- Merger, consolidation or sale of assets");

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of El Paso Energy Partners's Restricted Subsidiaries (or the payment of which is guaranteed by El Paso Energy Partners or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

             a. is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             b. results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (6) failure by an Issuer or any of El Paso Energy Partners's Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to El Paso Energy Partners or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25 percent in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, so long as any Credit Facility shall be in full force and effect, if an Event of Default pursuant to clause (5) above with regard to such Credit Facility shall have occurred and be continuing, the notes shall not become due and payable until the earlier to occur of (x) five business days
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following delivery of written notice of such acceleration of the notes to the agent under such Credit Facility and (y) the acceleration of any Indebtedness under such Credit Facility.

     Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holder of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (or Liquidated Damages, if any) on, or the principal of, the notes.

     The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon any officer of the General Partner or El Paso Finance becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, partner, employee, incorporator, stockholder or member of the Issuers, the General Partner, or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuers may, at their option and at any time, elect to have all of the Issuers' obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Guarantees ("Legal Defeasance"), except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer);

          (2) the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith;

          (4) the Legal Defeasance provisions of the Indenture; and

          (5) the Issuers' rights of optional redemption.

     In addition, El Paso Energy Partners may, at its option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

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     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and El Paso Energy Partners must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, El Paso Energy Partners shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) El Paso Energy Partners has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, El Paso Energy Partners shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which El Paso Energy Partners or any of its Restricted Subsidiaries is a party or by which El Paso Energy Partners or any of its Restricted Subsidiaries is bound;

          (6) El Paso Energy Partners must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) El Paso Energy Partners must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by El Paso Energy Partners with the intent of preferring the holders of notes over the other creditors of El Paso Energy Partners with the intent of defeating, hindering, delaying or defrauding other creditors of El Paso Energy Partners; and

          (8) El Paso Energy Partners must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Generally, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees and the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
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          (2) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the option of holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the option of holders");

          (8) except as otherwise permitted in the Indenture, release any Subsidiary Guarantor from its obligations under its Guarantee or the Indenture or change any Guarantee in any manner that would adversely affect the rights of holders; or

          (9) make any change in the preceding amendment and waiver provisions (except to increase any percentage set forth therein).

     In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75 percent in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of an Issuer's or Subsidiary Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's assets;

          (4) to add or release Subsidiary Guarantors pursuant to the terms of the Indenture;

          (5) to make any change that would provide any additional rights or benefits to the holders of notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any holder of the notes;

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (7) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;

          (8) to add any additional Events of Default; or

          (9) to secure the notes and/or the Guarantees.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of an Issuer or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in aspect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it

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

acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to El Paso Energy Partners at 4 Greenway Plaza, Houston, Texas, 77046, Attention: Investor Relations.

BOOK-ENTRY, DELIVERY AND FORM

     The Series A notes were offered and sold to QIBs in reliance on Rule 144A ("Rule 144A notes") and in offshore transactions in reliance on Regulation S ("Regulation S notes"). Notes resold to Institutional Accredited Investors (as defined below in "Transfer restrictions") may have been represented by one or more Global notes in registered, global form without interest coupons (collectively, "IAI Global Notes").

     Rule 144A notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global notes"). Upon issuance, the Rule 144A Global notes were:

     - deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and

     - registered in the name of DTC or its nominee,

in each case for credit to an account of a direct or indirect participant as described below. Initially, Regulation S notes were represented by one or more Global notes in registered, global form without interest coupons (collectively, the "Regulation S Global notes"). The Regulation S Global notes were deposited with the Trustee, as a custodian for DTC, in New York, New York and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants participating in DTC through the Euroclear System ("Euroclear") and Clearstream International ("Clearstream"). During the 40-day period commencing on the day after the later of the commencement of the offering of the original notes and the original Issue Date (as defined) of the notes (the "Distribution Compliance Period"), beneficial interests in the Regulation S Global note may be held only through Euroclear or Clearstream, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Global note will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the Rule 144A Global notes or the IAI Global Notes. After the Distribution Compliance Period, (i) beneficial interests in the Regulation S Global Notes may be transferred to a person that takes delivery in the form of an interest in the Rule 144A Global notes or the IAI Global Notes and (ii) beneficial interests in the Rule 144A Global notes or the IAI Global Notes may be transferred to a person that takes delivery in the form of an interest in the Regulation S Global notes, provided, in each case, that the certification requirements described below are complied with. See "--Transfers of interests in one Global note for interests in another Global note." All registered global notes are referred to herein collectively as "Global notes."

     Except as set forth below, the Series B notes issued in the exchange offer will be represented by one or more registered notes in global form (referred to herein as the "Exchange Global note") and the Series A notes, if any remain outstanding after the exchange offer, will be represented by one or more registered notes in global form, in each case without interest coupons (collectively, the "Global notes"). The Exchange
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

Global note will be deposited with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     Beneficial interests in Series A notes, if any remain outstanding after the exchange offer, will be subject to certain restrictions on transfer and will bear a restrictive legend. In addition, transfer of beneficial interests in any Global notes will be subject to the applicable rules and procedures of DTC and its direct or Indirect Participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

     The Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. Beneficial interests in the Global notes may be exchanged for notes in certificated form in limited circumstances. See "-- Transfers of interests in Global notes for Certificated notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     DTC has advised El Paso Energy Partners that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised El Paso Energy Partners that, pursuant to DTC's procedures,
(i) upon deposit of the Global notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global notes that have been allocated to them by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global notes.

     Investors in the Rule 144A Global notes and the IAI Global notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in the Regulation S Global notes may hold their interests therein directly through Euroclear or Clearstream or indirectly through organizations that are participants in Euroclear or Clearstream. After the expiration of the Distribution Compliance Period (but not earlier), investors may hold interests in the Regulation S Global notes through organizations other than Euroclear and Clearstream that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York, Brussels office will act initially as depository for Euroclear, and Citibank, N.A. will act initially as depository for Clearstream (each a "Nominee" of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global notes, including those of customers' securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

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

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interest in a Global note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For other restrictions on the transferability of the notes see "-- Transfers of interests in Global notes for Certificated notes."

     EXCEPT AS DESCRIBED IN "-- TRANSFERS ON INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the Issuers, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on Global notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Issuers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuers or the Subsidiary Guarantors. None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively relay on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     The Global notes will trade in DTC's Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream and within their established deadlines (Brussels time) of such systems. Indirect Participants who hold interest in the notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear's and Clearstream's Nominee. Euroclear and Clearstream will, if the transaction meets

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

its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant Global note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Clearstream purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Global Note to a DTC Participant unit the European business for Euroclear and Clearstream immediately following DTC's settlement date.

     DTC has advised El Paso Energy Partners that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global notes (without the direction of one or more of its Direct Participants) for legend notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See
"-- Transfers of interests in Global notes for Certificated notes."

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global notes, the Rule 144A Global notes and the IAI Global notes among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Subsidiary Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN ONE GLOBAL NOTE FOR INTERESTS IN ANOTHER GLOBAL NOTE

     Prior to the expiration of the Distribution Compliance Period, an Indirect Participant who holds an interest in the Regulation S Global Note through Euroclear or Clearstream will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in Rule 144A Global notes or the IAI Global notes. After the expiration of the Distribution Compliance Period, an Indirect Participant who holds an interest in Regulation S Global notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in Rule 144A Global notes or the IAI Global notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under "Transfer restrictions" and set forth in the legend printed on the Regulation S Global note.

     "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit
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or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(k)(2)(vi) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

     Prior to the expiration of the Distribution Compliance Period, a Direct or Indirect Participant who holds an interest in Rule 144A Global notes or IAI Global notes will not be permitted to transfer its interests to any person that takes delivery thereof in the form of an interest in Regulation S Global notes. After the expiration of the Distribution Compliance Period, a Direct or Indirect Participant who holds an interest in Rule 144A Global notes or IAI Global notes may transfer its interests to a person who takes delivery in the form of an interest in Regulation S Global notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

     Transfers involving an exchange of a beneficial interest in Regulation S Global notes for a beneficial interest in Rule 144A Global notes, or vice versa, will be effected by DTC by means of an instruction originated by the Trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. In connection with such transfer, therefore, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global note and a corresponding increase in the principal amount of the other Global note, as applicable. Any beneficial interest in the one Global note that is transferred to a person who takes delivery in the form of the other Global note will, upon transfer, cease to be an interest in such first Global note and become an interest in such other Global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global note for as long as it remains such an interest.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated notes") if (i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global notes and the Issuers thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

     Beneficial interests in the Global notes held by any Direct or Indirect Participant may be exchanged for Certificated notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated notes delivered in exchange for any beneficial interest in any Global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by the holder of any Global note or DTC in identifying the beneficial owners of notes, and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global note or DTC for all purposes.

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SAME DAY SETTLEMENT AND PAYMENT

     Payments in respect of the notes represented by the Global notes (including principal, premium, if any, interest and Liquidated Damages, if any) will be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated notes, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Issuers expect that secondary trading in the Certificated notes will also be settled in immediately available funds.

DEFINITIONS

     Set forth below are defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specific Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10 percent or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10 percent or more of the Voting Stock of a specified Person shall not be deemed to be Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of El Paso Energy Partners or El Paso Energy Partners and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of control," and/or the provisions described above under the caption "-- Merger, consolidation or sale of assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of El Paso Energy Partners's Restricted Subsidiaries or the sale by El Paso Energy Partners or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries;

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5.0 million; or
     (b) results in net proceeds to El Paso Energy Partners and its Restricted Subsidiaries of less than $5.0 million;

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          (2) a transfer of assets between or among El Paso Energy Partners and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to El Paso Energy Partners or to another Restricted Subsidiary;

          (4) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted payments;" and

          (5) a transaction of the type described in the last paragraph of the covenant entitled "Asset sales."

     "Attributable Debt" in respect of a sale and lease-back transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and lease-back transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalent" means:

          (1) United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, time deposits and Eurodollar deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95 percent of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (5) of this definition.

     "Cash from Operations" shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of El Paso Energy Partners and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the El Paso Group;

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          (2) the adoption of a plan relating to the liquidation or dissolution of El Paso Energy Partners or the General Partner; and

          (3) such time as the El Paso Group ceases to own, directly or indirectly, the general partner interests of El Paso Energy Partners, or members of the El Paso Group cease to serve as the only general partners of El Paso Energy Partners.

     Notwithstanding the foregoing, a conversion of El Paso Energy Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the El Paso Group beneficially owns, directly or indirectly, in the aggregate more than 50 percent of the Voting Stock of such entity, or continues to own a sufficient number of the outstanding shares of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

          (2) an amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (3) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made; plus

          (5) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is neither El Paso Energy Partners, El Paso Finance, nor a Restricted Subsidiary;) minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of El Paso Energy Partners shall be added to Consolidated Net Income to compute Consolidated Cash Flow of El Paso Energy Partners only to the extent that a corresponding amount would be permitted at the date of determination to be
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dividended or distributed to El Paso Energy Partners by such Restricted
Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are Unrestricted Subsidiaries shall be excluded (without duplication);

          (2) the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded;

          (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders or members (or consolidated partners' capital in the case of a partnership) of such Person and its consolidated Subsidiaries as of such date as determined in accordance with GAAP; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Equity) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Credit Facilities" means, with respect to El Paso Energy Partners, El Paso Finance or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, including the Partnership Credit Facility, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means any Indebtedness under the Partnership Credit Facility and any Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by El Paso Energy Partners as "Designated Senior Debt."

     "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on

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

which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require El Paso Energy Partners or a Restricted Subsidiary to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that El Paso Energy Partners or Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Covenants -- Restricted payments."

     "El Paso" means El Paso Corporation, a Delaware corporation, and its successors.

     "El Paso Group" means, collectively, (1) El Paso, (2) each Person of which El Paso is a direct or indirect Subsidiary and (3) each Person which is a direct or indirect Subsidiary of any Person described in (1) or (2) above.

     "Equity Interests" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into capital stock) warrants or options exchangeable for or convertible into such capital stock; and

          (5) all warrants, options or other rights to acquire any of the interests described in clauses (1) - (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (1) - (4) above).

     "Equity Offering" means any sale for cash of Equity Interests of El Paso Energy Partners (excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Equity).

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of El Paso Energy Partners and its Restricted Subsidiaries in existence on the Issue Date.

     "Fixed Charges" means, with respect to any Person for any period, without duplication,

     (A) the sum of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries (excluding for purposes of this clause (1) consolidated interest expense included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (excluding for purposes of this clause (2) any such consolidated interest included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary); plus

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon, provided that this clause (3) excludes

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

     interest on "claw-back," "make-well" or "keep-well" payments made by El Paso Energy Partners or any Restricted Subsidiary; plus

          (4) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of El Paso Energy Partners (other than Disqualified Equity) or to El Paso Energy Partners or a Restricted Subsidiary of El Paso Energy Partners, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; less

     (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, incurring any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

     In the case of both (A) and (B), such amounts will be determined after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence (and the application of the net proceeds thereof), assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations prior to such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (4) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

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          (5) if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, "claw-back," "make-well," or "keep-well" agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor Senior Debt" of a Subsidiary Guarantor means all Obligations with respect to any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be on a parity with or subordinated in right of payment to such Subsidiary Guarantor's Guarantee. Without limiting the generality of the foregoing, (x) "Guarantor Senior Debt" shall include the principal of, premium, if any, and interest on all Obligations of every nature of such Subsidiary Guarantor from time to time owed to the lenders under the Partnership Credit Facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable by such Subsidiary Guarantor under, the Partnership Credit Facility, and (y) in the case of amounts owing by such Subsidiary Guarantor under the Partnership Credit Facility and guarantees of Designated Senior Indebtedness, "Guarantor Senior Debt" shall include interest accruing thereon subsequent to the occurrence of any bankruptcy Event of Default specified in the Indenture relating to such Subsidiary Guarantor, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) Indebtedness evidenced by the notes or the Guarantees, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor, (iii) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) Indebtedness of such Subsidiary Guarantor to El Paso Energy Partners or a Subsidiary of El Paso Energy Partners or any other Affiliate of El Paso Energy Partners, (vii) any trade payables of such Subsidiary Guarantor, and (viii) any Indebtedness which is incurred by such Subsidiary Guarantor in violation of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the net obligations (not the notional amount) of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contract or other similar agreements or arrangements or hydrocarbon hedge contracts or hydrocarbon forward sale contracts, in each case designed to protect such Person against fluctuations in interest rates, of foreign exchange rates, or commodity prices.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn;

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

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          (5) all Attributable Debt of such Person in respect of any sale and lease-back transactions not involving a Capital Lease Obligation;

          (6) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

          (7) representing Disqualified Equity; or

          (8) representing any Hedging Obligations other than to (in the ordinary course of business and consistent with prior practice) hedge risk exposure in the operations, ownership of assets or the management of liabilities of such Person and its Restricted Subsidiaries;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, provided that a guarantee otherwise permitted by the Indenture to be incurred by El Paso Energy Partners or any of its Restricted Subsidiaries of Indebtedness incurred by El Paso Energy Partners or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     For purposes of clause (7) of the preceding paragraph, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by Standard & Poor's.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant (i) the term "Investment" shall include the portion (proportionate to El Paso Energy Partners's Equity Interest in such
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Subsidiary) of the fair market value of the net assets of any Subsidiary of El
Paso Energy Partners or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, El Paso Energy Partners or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time immediately before the effectiveness of such redesignation less the portion (proportionate to El Paso Energy Partners's or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of El Paso Energy Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of El Paso Energy Partners, El Paso Energy Partners shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted payments."

     "Issue Date" means November 27, 2002, the date of the first issuance of notes under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, the consolidated net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with:

             a. any Asset Sale; or

             b. the disposition of any securities by such Person or any of its
                Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) the aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain), together with any related provision for taxes on such aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain).

     "Net Proceeds" means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by El Paso Energy Partners or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (i) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or Equity Interests that were the subject of such Asset Sale or sale of Equity Interests,
(iii) all
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distributions and payments required to be made to minority interest holders in
Restricted Subsidiaries as a result of such Asset Sale and (iv) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by El Paso Energy Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to El Paso Energy Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness as to which:

          (1) neither El Paso Energy Partners nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of El Paso Energy Partners or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) the lenders have been notified in writing that they will not have any recourse to the stock or assets of El Paso Energy Partners or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Person which is not a Restricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by El Paso Energy Partners or any of its Restricted Subsidiaries, provided that El Paso Energy Partners or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to the Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., amended and restated effective as of August 31, 2000, as such may be amended, modified or supplemented from time to time.

     "Partnership Credit Facility" means (1) the Sixth Amended and Restated Credit Agreement among El Paso Energy Partners, El Paso Finance, the lenders from time to time party thereto and JPMorgan Chase Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith, (2) the Amended and Restated Credit Agreement among EPN Holding Company, L.P., the lenders from time to time party thereto and JPMorgan Chase Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith, and (3) the Senior Secured Acquisition Term Loan Credit Agreement among the Issuers, the lenders from time to time party thereto and JPMorgan Chase Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other

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lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith.

     "Permitted Business" means (1) gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, processing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto, (2) any business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code of 1986, as amended, other than any business that generates any gross income arising from the refining of a natural resource, and (3) any other business that does not constitute a reportable segment (as determined in accordance with GAAP) for El Paso Energy Partners's annual audited consolidated financial statements.

     "Permitted Business Investments" means Investments by El Paso Energy Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of El Paso Energy Partners or in any Person that does not constitute a direct or indirect Subsidiary of El Paso Energy Partners (a "Joint Venture"), provided that:

          (1) either (a) at the time of such Investment and immediately thereafter, El Paso Energy Partners could incur $1.00 of additional Indebtedness under the first paragraph in the limitation of indebtedness set forth under the caption "-- Incurrence of indebtedness and issuance of disqualified equity" above or (b) such Investment is made with the proceeds of Incremental Funds (as defined in the covenant described under "-- Covenants -- Restricted payments");

          (2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is non-recourse to El Paso Energy Partners and its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to El Paso Energy Partners or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which El Paso Energy Partners or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guaranty or "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made and, if later, at the time any such Indebtedness is incurred, be incurred by El Paso Energy Partners and its Restricted Subsidiaries in accordance with the limitation on indebtedness set forth in the first paragraph under the caption "-- Incurrence of indebtedness and issuance of disqualified equity" above; and

          (3) such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

     The term "Joint Venture" shall include Atlantis Offshore, L.L.C., Copper Eagle Gas Storage, L.L.C., Coyote Gas Treating, L.L.C., Deepwater Gateway, L.L.C., and Poseidon Oil Pipeline Company, L.L.C. and none of Atlantis Offshore, Copper Eagle Gas Storage, Deepwater Gateway, and Poseidon Oil Pipeline Company shall constitute a Restricted Subsidiary for purposes of the Indenture (even if such Person is then a Subsidiary of El Paso Energy Partners), until such time as the Board of Directors of the General Partner designates, in a manner consistent with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or a Restricted Subsidiary as an Unrestricted Subsidiary, each as described under "Covenants -- Designation of restricted and unrestricted subsidiaries," Atlantis Offshore, Copper Eagle Gas Storage, Deepwater Gateway, or Poseidon Oil Pipeline Company, including one or more of its Subsidiaries, as the case may be, as a Restricted Subsidiary or an Unrestricted Subsidiary.

     "Permitted Investments" means:

          (1) any Investment in, or that results in the creation of, any Restricted Subsidiary of El Paso Energy Partners;

          (2) any Investment in El Paso Energy Partners or in a Restricted Subsidiary of El Paso Energy Partners (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in El Paso Energy Partners) at any one time outstanding;

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          (3) any Investment in cash or Cash Equivalents;

          (4) any Investment by El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners in a Person if as a result of such
     Investment:

             a. such Person becomes a Restricted Subsidiary of El Paso Energy Partners; or

             b. such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, El Paso Energy Partners or a Restricted Subsidiary of El Paso Energy Partners;

          (5) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the option of holders -- Asset sales;"

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of El Paso Energy Partners;

          (7) payroll advances in the ordinary course of business and other advances and loans to officers and employees of El Paso Energy Partners or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding;

          (8) Investments in stock, obligations or securities received in settlement of debts owing to El Paso Energy Partners or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of El Paso Energy Partners or any such Restricted Subsidiary, in each case as to debt owing to El Paso Energy Partners or any of its Restricted Subsidiary that arose in the ordinary course of business of El Paso Energy Partners or any such Restricted Subsidiary;

          (9) any Investment in Hedging Obligations;

          (10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

          (11) any Investments required to be made pursuant to any agreement or obligation of El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners in effect on the Issue Date and listed on a schedule to the Indenture; and

          (12) other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date and existing at the time the Investment, which is the subject of the determination, was made, not to exceed $5.0 million.

     "Permitted Junior Securities" means: (1) nonmandatorily redeemable Equity Interests in El Paso Energy Partners or any Subsidiary Guarantor, as reorganized or readjusted; or (2) debt securities of El Paso Energy Partners or any Subsidiary Guarantor as reorganized or readjusted that are subordinated to all Senior Debt and Guarantor Senior Debt and any debt securities issued in exchange for Senior Debt and Guarantor Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Guarantees are subordinated to Senior Debt and Guarantor Senior Debt pursuant to the Indenture, provided that the rights of the holders of Senior Debt and Guarantor Senior Debt under the Partnership Credit Facility are not altered or impaired by such reorganization or readjustment.

     "Permitted Liens" means:

          (1) Liens on the assets of El Paso Energy Partners and any Subsidiary securing Senior Debt and Guarantor Senior Debt;

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          (2) easements, rights-of-way, restrictions, minor defects and irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of El Paso Energy Partners or its Restricted Subsidiaries;

          (3) Liens securing reimbursement obligations of El Paso Energy Partners or a Restricted Subsidiary with respect to letters of credit encumbering only documents and other property relating to such letters of credit and the products and proceeds thereof;

          (4) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of El Paso Energy Partners and its Restricted Subsidiaries;

          (5) Liens in favor of El Paso Energy Partners or any of the Restricted Subsidiaries;

          (6) any interest or title of a lessor in the property subject to a Capital Lease Obligation;

          (7) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with El Paso Energy Partners or such Restricted Subsidiary;

          (8) Liens on property existing at the time of acquisition thereof by El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners, provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

          (9) Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (10) Liens on any property or asset acquired, constructed or improved by El Paso Energy Partners or any Restricted Subsidiary (a "Purchase Money Lien"), which (A) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (B) are created within 360 days after the date of acquisition, construction or improvement,
     (C) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount up to 100 percent of the fair market value (as determined by the Board of Directors of the General Partner) of such acquisition, construction or improvement of such asset or property, and (D) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof, accessions thereto and upgrades thereof);

          (11) Liens to secure performance of Hedging Obligations of El Paso Energy Partners or a Restricted Subsidiary;

          (12) Liens existing on the Issue Date and Liens on any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby;

          (13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by El Paso Energy Partners or any Restricted Subsidiary to the extent securing Non-Recourse Debt or Indebtedness (other than Permitted Debt) otherwise permitted by the first paragraph under "-- Incurrence of indebtedness and issuance of disqualified equity;"

          (14) statutory Liens of landlords and warehousemen, carriers, mechanics, suppliers, materialmen, repairmen, or other like Liens (including contractual landlord's liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

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          (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar types of social security, old age pension or public liability obligations;

          (16) Liens on pipelines or pipeline facilities that arise by operation of law;

          (17) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of El Paso Energy Partners's or any Restricted Subsidiary's business that are customary in the Permitted Business;

          (18) judgment and attachment Liens not giving rise to a Default or Event of Default;

          (19) Liens securing the Obligations of the Issuers under the notes and the indenture and of the Subsidiary Guarantors under the Guarantees;

          (20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (21) Liens arising from protective filings made in the appropriate office(s) for the filing of a financing statement in the applicable jurisdiction(s) in connection with any lease, consignment or similar transaction otherwise permitted hereby, which filings are made for the purpose of perfecting the interest of the secured party in the relevant items, if the transaction were subsequently classified as a sale and secured lending arrangement;

          (22) Liens arising out of consignment or similar arrangements for sale of goods;

          (23) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (24) Liens securing any Indebtedness which includes a covenant that limits liens in a manner substantially similar to the covenant entitled "Liens;"

          (25) Liens incurred in the ordinary course of business of El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners with respect to obligations that do not exceed $10.0 million at any one time outstanding; and

          (26) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of El Paso Energy Partners or any of its Restricted Subsidiaries on deposit with or in possession of such bank.

     "Permitted Refinancing Indebtedness" means any Indebtedness of El Paso Energy Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of El Paso Energy Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
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          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by El Paso Energy Partners or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Rating Agency" means each of Standard & Poor's and Moody's, or if Standard & Poor's or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's or Moody's, or both, as the case may be.

     "Restricted Investment" means an Investment other than a Permitted Investment or a Permitted Business Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, El Paso Finance shall be designated as a Restricted Subsidiary of El Paso Energy Partners.

     "Senior Debt" means:

          (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness permitted to be incurred by El Paso Energy Partners and the Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of El Paso Energy Partners or any Subsidiary Guarantor;

          (2) Indebtedness evidenced by the notes or the Guarantees;

          (3) any liability for federal, state, local or other taxes owed or owing by El Paso Energy Partners or any Restricted Subsidiary of El Paso Energy Partners;

          (4) any Indebtedness of El Paso Energy Partners or any of its Subsidiaries to any of its Subsidiaries or other Affiliates;

          (5) any trade payables; or

          (6) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date hereof.

     "Standard & Poor's" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to
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repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50 percent of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

     "Subsidiary Guarantors" means each of:

          (1) as of the date of this prospectus, Chaco Liquids Plant Trust; Crystal Holding, L.L.C.; El Paso Energy Intrastate, L.P.; El Paso Energy Partners Oil Transport, L.L.C.; El Paso Energy Partners Operating Company, L.L.C.; El Paso Energy Warwink I Company, L.P.; El Paso Energy Warwink II Company, L.P.; El Paso Offshore Gathering & Transmission, L.P.; El Paso South Texas, L.P.; EPGT Texas Pipeline, L.P.; EPN Alabama Intrastate, L.L.C.; EPN Field Services, L.L.C.; EPN Gathering and Treating Company, L.P.; EPN Gathering and Treating GP Holding, L.L.C.; EPN GP Holding, L.L.C.; EPN GP Holding I, L.L.C.; EPN Gulf Coast, L.P.; EPN Holding Company, L.P.; EPN Holding Company I, L.P.; EPN NGL Storage, L.L.C.; EPN Pipeline GP Holding, L.L.C.; First Reserve Gas, L.L.C.; Flextrend Development Company, L.L.C.; Hattiesburg Gas Storage Company; Hattiesburg Industrial Gas Sales, L.L.C.; High Island Offshore System, L.L.C.; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; Poseidon Pipeline Company, L.L.C.; and Warwink Gathering and Treating Company; and

          (2) any other Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture; and

          (3) their respective successors and assigns.

     Notwithstanding anything in the Indenture to the contrary, El Paso Finance shall not be a Subsidiary Guarantor.

     "Suspended Covenants" has the meaning given to such term under the caption "-- Suspended covenants."

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof: or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

     "Unrestricted Subsidiary" means any Subsidiary of El Paso Energy Partners (other than El Paso Finance) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, provided that, at the time of such designation, (x) no portion of the

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Indebtedness or other obligation of such Subsidiary, whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization of such Subsidiary or by law, (A) is guaranteed by El Paso Energy Partners or any other Restricted Subsidiary, (B) is recourse to or obligates El Paso Energy Partners or any Restricted Subsidiary in any way (including any "claw-back," "keep-well," "make-well" or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary or to otherwise infuse or contribute cash to such Subsidiary), or (C) subjects any property or assets of El Paso Energy Partners or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness, unless such Investment or Indebtedness is permitted by the provisions of the Indenture described above under the captions "-- Restricted payments" and "-- Incurrence of indebtedness and issuance of disqualified equity," (y) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly, and (z) the amount of El Paso Energy Partners's Investment, as determined at the time of such designation, in such Subsidiary since the Issue Date to the date of designation is treated as of the date of such designation as a Restricted Investment, Permitted Investment or Permitted Business Investment, as applicable. Currently, EPN Arizona Gas, L.L.C.; Arizona Gas Storage, L.L.C. and Matagorda Island Area Gathering System are designated as Unrestricted Subsidiaries. Notwithstanding anything in the Indenture to the contrary, El Paso Finance shall not be, and shall not be designated as, an Unrestricted Subsidiary.

     Any designation of a Subsidiary of El Paso Energy Partners as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the General Partner giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the preceding conditions and was permitted by the covenant described above under the caption
"-- Covenants -- Restricted payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of El Paso Energy Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," El Paso Energy Partners shall be in default of such covenant. The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of El Paso Energy Partners of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Covenants -- Incurrence of indebtedness and issuance of disqualified equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

           UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

     The following is a discussion of material United States federal income tax considerations applicable to initial investors who purchase the notes pursuant to this offering at the note's initial offering price and hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary is based upon provisions of the Code, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to deal with all aspects of the United States federal taxation that may be relevant to particular investors in light of their particular circumstances (for example, to persons holding notes as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes), nor does it discuss the United States federal income tax considerations applicable to certain types of investors subject to special treatment under the federal income tax laws (for example, insurance companies, tax-exempt organizations and financial institutions). In addition, the discussion does not consider the effect of any foreign, state, local or other tax laws that may be applicable to a particular investor.

     PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

     As used in this tax discussion, the term "United States holder" means a beneficial owner of a note that is, for United States federal income tax purposes,

     - a citizen or resident of the United States,

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

     - an estate, the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     The term also includes certain former citizens and certain former long-term residents of the United States. If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

     Interest on a note. The Series A notes were issued with no more than a de minimus amount of original issue discount. Accordingly, interest on a note will generally be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with the United States holder's method of accounting for United States federal income tax purposes.

     Sale or retirement of a note. Upon the sale or retirement of a note, a United States holder will recognize a taxable gain or loss equal to the difference between the amount realized on the sale or retirement and the holder's adjusted tax basis in the note. A holder's adjusted tax basis in a note generally will be the cost for the note. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year. To the extent the amount realized represents accrued but unpaid interest, that amount must be taken into account as interest income, if it was not previously included in income of the holder.

     Exchange offer. The exchange of the notes for exchange notes pursuant to the Registration Rights Agreement will not result in any United States federal income tax consequences to the United States holders. When a United States holder exchanges a note for an exchange note pursuant to the Registration Rights Agreement, the holder will have the same adjusted tax basis and holding period in the exchange note as in the note immediately before the exchange.

     Payments under registration rights agreement. As more fully discussed under "Description of notes -- Registration rights; liquidated damages," we may be required to pay liquidated damages to holders in the event we do not comply with certain covenants. Although the matter is not free from doubt, we intend to take the position that a holder should be required to report any liquidated damages as ordinary income for United States federal income tax purposes at the time it accrues or is received in accordance with the holder's regular method of accounting. It is possible, however, that the Internal Revenue Service may take a different position, in which case the timing and amount of income may be different.

     Backup withholding and information reporting. Information reporting will apply to payments of principal, premium and interest on, and the proceeds of disposition of, a note with respect to certain noncorporate United States holders and backup withholding may also apply. Backup withholding will apply only if the United States holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The backup withholding rate is currently 30 percent and will be reduced periodically until 2006, when the backup withholding rate will be 28 percent. After December 31, 2010, the backup withholding rate will be increased to 31 percent. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     As used in this tax discussion, a non-United States holder means any beneficial owner of a note that is not a United States holder. The rules governing the United States federal income and estate taxation of a non-United States holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to a non-United States holder if that holder is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Code. NON-UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

     Payment of interest. Generally, payment of interest on a note to a non-United States holder will qualify for the "portfolio interest" exemption and, therefore, will not be subject to United States federal income tax or withholding tax, provided that this interest income is not effectively connected with a United States trade or business of the non-United States holder and provided that the non-United States holder:

     - does not actually or constructively own 10 percent or more of the capital or profits interest in any issuer or 10 percent or more of the combined voting power of all classes of stock of any issuer entitled to vote,

     - is not, for United States federal income tax purposes, a controlled foreign corporation related to the issuer within the meaning of the Code,

     - is not a bank receiving interest on a loan entered into in the ordinary course of its business within the meaning of the Code and

     - either:

          (a) provides a Form W-8BEN or W-8IMY, as appropriate (or a suitable substitute form), signed under penalties of perjury that includes its name and address and certifies as to its non-United States holder status in compliance with applicable law and regulations or

          (b) holds its notes through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that provides a statement signed under penalties of perjury in which it certifies to the issuers or the issuers' agent that a Form W-8BEN or W-8IMY, as appropriate (or suitable substitute), has been received by it from the non-United States holder or qualifying intermediary and furnishes the issuers or the issuers' agent with a copy thereof.

     United States Treasury Regulations provide alternative methods for satisfying these certification requirements. For example, in the case of notes held by a foreign partnership, the regulations require that the certification described above be provided by the partners rather than by the partnership and that the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-United States holders are urged to consult their own tax advisors regarding these regulations.

     Except to the extent that an applicable treaty otherwise provides, a non-United States holder generally will be taxed in the same manner as a United States holder with respect to interest if the interest income is effectively connected with a United States trade or business of the non-United States holder. Effectively connected interest received by a corporate non-United States holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate (or, if applicable, a lower treaty rate). Even though this effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax, unless derived through a partnership, if the non-United States holder delivers IRS Form W-8ECI (or successor form) annually to the payor.

     Interest income of a non-United States holder that is not effectively connected with a United States trade or business and that does not qualify for the portfolio interest exemption described above will generally be subject to a withholding tax at a 30 percent rate unless that rate is reduced or eliminated pursuant to an applicable tax treaty.

     Sale, exchange or redemption of the notes. A non-United States holder of a note will generally not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of the note unless:

     - the gain is effectively connected with a United States trade or business of the non-United States holder,

     - in the case of a non-United States holder who is an individual, the holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either the holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by that holder in the United States or

     - the non-United States holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

     U.S. federal estate tax considerations. A note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will generally not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that the beneficial owner did not at the time of death actually or constructively own 10 percent or more of the capital or profits interests in any issuer or 10 percent or more of the combined voting power of all classes of stock of any issuer entitled to vote, and provided that, at the time of the holder's death, payments with respect to that note would not have been effectively connected with the holder's conduct of a trade or business within the United States.

     Information reporting and backup withholding tax. Information reporting will generally apply to payments of interest and the amount of tax, if any, withheld with respect to such payments to a non-United States holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-United States holder resides under the provisions of an applicable income tax treaty. United States backup withholding tax generally will not apply to payments of interest and principal on a note to a non-United States holder if the statement described in "-- Payment of interest" is duly provided by the holder or the holder otherwise establishes an exemption, provided that the issuers do not have actual knowledge that the holder is a United States person.

     In addition, backup withholding tax generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable United States Treasury Regulations). However, if the broker:

     - is a United States person,

     - derives 50 percent or more of its gross income from all sources for certain periods from the conduct of a United States trade or business,

     - is a controlled foreign corporation for United States tax purposes or

     - is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50 percent of the income or capital interests in the partnership or a foreign partnership that is engaged in a trade or business in the United States, payment of the proceeds will be subject to information reporting requirements unless the broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     Payment of the proceeds of any sale of a note to or through the United States office of a broker, whether foreign or United States, is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "--Payment of interest" or otherwise establishes an exemption and the broker does not have actual knowledge that the payee is a United States person or that the exemption conditions are not satisfied.

     Any amounts withheld from a payment to a non-United States holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the non-United States holder to a refund, provided that the required information is provided to the IRS.

     United States Treasury Regulations provide certain presumptions under which a non-United States holder is subject to backup withholding and information reporting unless such holder provides a certification as to its non-United States status. Non-United States holders should consult their own tax advisors with respect to the impact of these regulations.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the exchange or purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

     In considering the exchange offer or an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

     Any insurance company proposing to invest assets of its general account in the notes should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

     The exchange, acquisition and/or holding of notes by an ERISA Plan with respect to which the Issuers, the Initial Purchasers, the Subsidiary Guarantors, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the exchange, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

     Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

PLAN ASSET ISSUES

     ERISA and the Code do not define "plan assets." However, regulations (the "Plan Assets Regulations") promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an "equity" interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" (i.e., it is significant if 25 percent or more of any class of equity is held by benefit plan investors) or that the entity is an "operating company," in each case as defined in the Plan Assets Regulation.

     It is not anticipated that (i) the notes will constitute "publicly-offered securities" for purposes of the Plan Asset Regulations, (ii) the Issuers will be an investment company registered under the Investment Company Act of 1940, (iii) the Issuers would be in a position to monitor whether investment in the notes by benefit plan investors will be "significant" for purposes of the Plan Assets Regulations or (iv) El Paso Energy Partners Finance Corporation will qualify as an operating company within the meaning of the Plan Assets Regulations. It is anticipated that El Paso Energy Partners, L.P. will qualify as an operating company within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard.

     The Plan Assets Regulations defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little authority on the subject, we believe that the notes will be debt rather than equity interests, regardless of whether or not the exchange offer is accepted. However, there can be no assurance that the DOL or others would characterize the notes as indebtedness on the date of issuance or at any given time thereafter.

PLAN ASSETS CONSEQUENCES

     If our assets were deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under ERISA and the Code. (Whether or not our assets are deemed to be "plan assets" under ERISA, see discussion under Prohibited Transactions above).

REPRESENTATION

     Accordingly, by its acceptance of a note, each purchaser and subsequent transferee of a note (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes (or any interest therein) constitutes assets of any Plan or (ii) the purchase and holding of the notes (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may freely transfer Series B notes issued under the exchange offer in exchange for Series A notes, unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer or an initial purchaser that acquired Series A notes directly from us; or

     - a broker-dealer that acquired Series A notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

     provided that you acquire the Series B notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B notes. Broker-dealers receiving Series B notes in the exchange offer in exchange for Series A notes that were acquired in market-making or other trading activities will be subject to a prospectus delivery requirement with respect to resales of the Series B notes.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A notes, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration agreement, we have agreed to permit such participating broker-dealers to use this prospectus in connection with the resale of Series B notes.

     If you wish to exchange your Series A notes for Series B notes in the exchange offer, you will be required to make certain representations to us as set forth in "The Exchange Offer -- Registration Rights" and "The Exchange
Offer -- Procedures for Tendering Series A Notes -- Determination of Validity" of this prospectus beginning on pages 26 and 33, and in the letter of transmittal. In addition, if you are a broker-dealer who receives Series B notes for your own account in exchange for Series A notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of those Series B notes. See "The Exchange Offer -- Resale of Series B Notes; Plan of Distribution" beginning on page 37.

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Broker-dealers who receive Series B notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the Series B notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; or

     - at prices related to the prevailing market prices or negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Series B notes. Any broker-dealer that resells Series B notes it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Although the letter of transmittal requires a broker-dealer to deliver a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act as a result of such delivery.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Series A notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

VALIDITY OF THE SERIES B NOTES

     The validity of the Series B notes being offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas.

EXPERTS

     The financial statements incorporated in this Registration Statement by reference to the Current Report on Form 8-K/A dated January 2, 2003 of El Paso Energy Partners, L.P., the Annual Report on Form 10-K of

El Paso Energy Partners, L.P. for Poseidon Oil Pipeline Company, L.L.C., the Current Report on Form 8-K dated April 22, 2002 of El Paso Energy Partners, L.P., and the Current Report on Form 8-K dated August 12, 2002 of El Paso Energy Partners, L.P., have been so incorporated in reliance on the reports of PricewaterhouseCoopers L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consent of Arthur Andersen LLP to the inclusion of its report regarding the financial statements of Poseidon Oil Pipeline Company, L.L.C. with respect to periods prior to 2001, incorporated in this prospectus and registration statement by reference to El Paso Energy Partners' Annual Report on Form 10-K for the year ended December 31, 2000, is omitted pursuant to Securities Act Rule 437a. We attempted to obtain the appropriate consent from Arthur Andersen LLP, but the personnel responsible for the audit of Poseidon's financial statements are no longer employed by Arthur Andersen LLP. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein. We have not obtained a consent from Arthur Andersen LLP with respect to such financial statements.

     Information derived from the report of Netherland, Sewell & Associates, Inc., independent petroleum engineers, with respect to El Paso Energy Partners' estimated oil and natural gas reserves incorporated in this prospectus and registration statement by reference to El Paso Energy Partners' Current Report on Form 8-K/A dated January 2, 2003, has been so incorporated in reliance on the authority of said firm as experts with respect to such matters contained in their report.

                                                                         ANNEX A
                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE
              10 5/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2012
                                       OF

                         EL PASO ENERGY PARTNERS, L.P.
                  EL PASO ENERGY PARTNERS FINANCE CORPORATION
              PURSUANT TO THE PROSPECTUS DATED             , 2003

 THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2003
 UNLESS EXTENDED BY EL PASO ENERGY PARTNERS, L.P. AND EL PASO ENERGY PARTNERS FINANCE CORPORATION IN THEIR SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
                 The Exchange Agent for the Exchange Offer is:

                              JPMORGAN CHASE BANK

          By Mail:                     By Facsimile:                    By Hand:
     JPMorgan Chase Bank              (512) 479-2553               JPMorgan Chase Bank
 Attention: Mr. Cary Gilliam    Attention: Mr. Cary Gilliam    Attention: Mr. Cary Gilliam
         700 Lavaca                                                    700 Lavaca
         Fifth Floor                                                   Fifth Floor
      Austin, TX 78701                                              Austin, TX 78701

                                   Confirm by Telephone:
                                      (512) 479-2575
                                Attention: Mr. Cary Gilliam

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE SERIES B NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SERIES A NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of 10 5/8% Series A Senior Subordinated Notes due 2012 (the "Series A Notes") of El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation (together, the "Issuers") to receive 10 5/8% Series B Senior Subordinated Notes due 2012 (the "Series B Notes") if: (i) certificates representing Series A Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Series A Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes Book-Entry Delivery Procedures" in the Prospectus dated (the "Prospectus"); or (iii) tender of Series A Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Series A Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Series A Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Series A Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Series A Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF SERIES A NOTES

[ ] CHECK HERE IF TENDERED SERIES A NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED BY BOOK-ENTRY
    TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

    Name of
   Tendering Institution:

    Account Number:

    Transaction
   Code Number:

--------------------------------------------------------------------------------

[ ] CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED PURSUANT TO A
    NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

    Name(s) of
   Registered Holder(s):

    Window Ticker Number
   (if any):

    Date of Execution of Notice
   of Guaranteed Delivery:

    Name of Eligible Institution
   that Guaranteed Delivery:

     List below the Series A Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Series A Notes tendered hereby. The Series A Notes and the principal amount of Series A Notes that the undersigned wishes to tender would be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

                         DESCRIPTION OF SERIES A NOTES
--------------------------------------------------------------------------------

               NAME(S) AND ADDRESS(ES)                                     AGGREGATE
               OF REGISTERED HOLDER(S)                                     PRINCIPAL        PRINCIPAL     TOTAL PRINCIPAL
              (PLEASE FILL IN IF BLANK)                  CERTIFICATE         AMOUNT           AMOUNT         AMOUNT OF
                  SEE INSTRUCTION 3.                      NUMBER(S)*     REPRESENTED**      TENDERED**     SERIES A NOTES
--------------------------------------------------------------------------------------------------------------------------

                                                       ------------------------------------------------------------

                                                          ------------------------------------------------------------

                                                          ------------------------------------------------------------

                                                       ------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 *  Need not be completed by Holders tendering by book-entry transfer.
 ** Unless otherwise specified, the entire aggregate principal amount represented by the Series A Notes described above will be deemed to be tendered. See Instruction 4.

                   NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation (together, the "Issuers"), upon the terms
and subject to the conditions set forth in their Prospectus dated           ,
2003 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Series A Notes indicated in the foregoing table entitled "Description of Series A Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Series A Notes tendered hereby which it holds for the account of beneficial owners of such Series A Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Series A Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuers, all right, title and interest in and to all of the Series A Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuers) with respect to such Series A Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Series A Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Series A Notes on the account books maintained by DTC to, or upon the order of, the Issuers, (ii) present such Series A Notes for transfer of ownership on the books of the Issuers, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Series A Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

        (1) the Series B Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

        (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Series B Notes,

        (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Issuers, and

        (4) the undersigned and each Beneficial Owner acknowledge and agree that
            (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Series B Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offer -- Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Series B Notes for its own account in exchange for Series A Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes.

     If the undersigned is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Series A Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Series A Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Series A Notes tendered by book-entry transfer, such Series A Notes will be credited to the account maintained at DTC from which such Series A Notes were delivered). If the Issuers make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Issuers will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Series A Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Issuers' acceptance for exchange of Series A Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Issuers in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Series A Notes (or defectively tendered Series A Notes with respect to which the Issuers have, or have caused to be, waived such defect) will be deemed to have been accepted by the Issuers if, as and when the Issuers give oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Series A Notes tendered hereby, and that when such tendered Series A Notes are accepted for purchase by the Issuers, the Issuers will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Issuers to be necessary or desirable to complete the sale, assignment and transfer of the Series A Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Series A Notes is not effective, and the risk of loss of the Series A Notes does not pass to the Exchange Agent or the Issuers, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Issuers. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Series A Notes will be determined by the Issuers, in their discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Series A Notes tendered by book-entry transfer, by credit to the account of DTC), and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for exchange and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Series A Notes be delivered to, and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Issuers have no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Series A Notes from the name of the registered Holder(s) thereof if the Issuers do not accept for exchange any of the principal amount of such Series A Notes so tendered.

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if Series A Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Series B Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled 'Description of Series A Notes' within this Letter of Transmittal.

Issue:  [ ] Series A Notes  [ ] Series B Notes
                             (check as applicable)

Name --------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address -----------------------------------------------------------------------
                                 (PLEASE PRINT)

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
                                   (ZIP CODE)

--------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)
                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if Series A Notes in a principal amount not tendered or not accepted for exchange or Series B Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled 'Description of Series A Notes' within this Letter of Transmittal.

Issue:  [ ] Series A Notes  [ ] Series B Notes
                             (check as applicable)

Name --------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address -----------------------------------------------------------------------
                                 (PLEASE PRINT)

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
                                   (ZIP CODE)

--------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

                                PLEASE SIGN HERE

          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF SERIES A NOTES REGARDLESS OF WHETHER SERIES A NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Series A Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Series A Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------
--------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
                       (SEE GUARANTEE REQUIREMENT BELOW)
Dated: ------------------------------------------------------------------------
Name(s): ----------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity (Full
Title): -----------------------------------------------------------------------
Address: ----------------------------------------------------------------------
      --------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Telephone
No.: --------------------------------------------------------------------------
Tax Identification or Social Security
Number: -----------------------------------------------------------------------

                   COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

--------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

--------------------------------------------------------------------------
                                 (NAME OF FIRM)

                               [PLACE SEAL HERE]

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Series A Notes tendered hereby are tendered
(i) by a registered Holder of

Series A Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Series A Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Series A Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Series A Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Series B Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Series A Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Series A Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Series A Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Series A Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A
Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Series A Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Series A Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Series A Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Series A Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Series A Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Series A Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuers, or an Agent's Message with respect to guaranteed delivery that is accepted by the Issuers, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Series A Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Series A Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Series A Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Series A Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by a Series A Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Series A Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Series A Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Series A Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Series A Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Series A Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Series A Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Series A Notes.

     If any of the Series A Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Series A Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Series A Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Issuers of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Series A Notes listed herein and transmitted hereby, no endorsements of Series A Notes or separate instruments of transfer are required unless Series B Notes are to be issued, or Series A Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Series A Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE SERIES A NOTES LISTED HEREIN, THE SERIES A NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE SERIES A NOTES AND SIGNATURES ON SUCH SERIES A NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Series B Notes or unexchanged or untendered Series A Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Series B Notes or such Series A Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Series A Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Series A Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Issuers will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Series A Notes to it, or to its order, pursuant to the Exchange Offer. If Series B Notes, or Series A Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Series A Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Issuers or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Series B Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Issuers, in whole or in part, at any time and from time to time in the Issuers' discretion, in the case of any Series A Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 31% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 31% until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 6 of this Letter of Transmittal, the Issuers have no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Series B Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Series A Notes whose tendered Series A Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Series B Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Series B Notes paid to such owner or other recipient may be subject to 31% backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Series A Notes. If the Series A Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," for additional guidance on which number to report.

---------------------------------------------------------------------------------------------------------------
SUBSTITUTE                             PART 1 -- PLEASE PROVIDE YOUR TIN IN         SOCIAL SECURITY NUMBER
FORM W-9                               THE BOX AT RIGHT AND CERTIFY BY SIGNING                OR
                                       AND DATING BELOW.                        EMPLOYER IDENTIFICATION NUMBER
                                                                                  ---------------------------
---------------------------------------------------------------------------------------------------------------
DEPARTMENT OF THE TREASURY             PART 2 -- CERTIFICATION -- Under             PART 3 -- Awaiting TIN
INTERNAL REVENUE SERVICE               penalties of perjury, I certify that:                  [ ]
                                       (1) The number shown on this form is my
PAYER'S REQUEST FOR TAXPAYER           correct taxpayer identification number
IDENTIFICATION NO. ("TIN")             (or I am waiting for a number to be
                                       issued to me), and (2) I am not subject
                                       to backup withholding because: (a) I am
                                       exempt from backup withholding, or (b)
                                       I have not been notified by the
                                       Internal Revenue Service ("IRS") that I
                                       am subject to backup withholding as a
                                       result of a failure to report all
                                       interest or dividends, or (c) the IRS
                                       has notified me that I am no longer
                                       subject to backup withholding.
                                       ------------------------------------------------------------------------
                                       CERTIFICATION INSTRUCTIONS -- You must
                                       cross out item (2) above if you have
                                       been notified by the IRS that you are
                                       currently subject to backup withholding
                                       because of under-reporting interest or
                                       dividends on your tax return.
                                       ------------------------------------------------------------------------
                                       Signature:                               DATE: ------------------------
                                       -------------------------------------
---------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
       PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 31% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature
------------------------------------------------------------------  Date
------------------------------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------
                               GIVE THE
                               SOCIAL
                               SECURITY
FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
---------------------------------------------
 1.  An individual's account   The individual
---------------------------------------------
 2.  Two or more individuals   The actual
     (joint account)           owner of the
                               account or, if
                               combined
                               funds, the
                               first
                               individual on
                               the account(1)
---------------------------------------------
 3.  Husband and wife (joint   The actual
     account)                  owner of the
                               account or, if
                               joint funds,
                               either
                               person(1)
---------------------------------------------
 4.  Custodian account of a    The minor(2)
     minor (Uniform Gift to
     Minors Act)
---------------------------------------------
 5.  Adult and minor (joint    The adult or,
     account)                  if the minor
                               is the only
                               contributor,
                               the minor(1)
---------------------------------------------
 6.  Account in the name of    The ward,
     guardian or committee     minor, or
     for a designated ward,    incompetent
     minor or incompetent      person(3)
     person
---------------------------------------------
 7.  a. A revocable savings    The grantor-
            trust account      trustee(1)
        (in which grantor is
        also trustee)
     b. Any "trust" account    The actual
            that is not a      owner(1)
        legal or valid trust
        under State law
---------------------------------------------
 8.  Sole proprietorship       The owner(4)
     account
---------------------------------------------

---------------------------------------------
                               GIVE THE
                               EMPLOYER
                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
---------------------------------------------
 9.  A valid trust, estate,    The legal
     or pension                entity (do not
                               furnish the
                               identifying
                               number of the
                               personal
                               representative
                               or trustee
                               unless the
                               legal entity
                               itself is not
                               designated in
                               the account
                               title)(5)
---------------------------------------------
10.  Corporate account         The
                               corporation
---------------------------------------------
11.  Religious, charitable     The
     or educational            organization
     organization account
---------------------------------------------
12.  Partnership account       The
     held in the name of the   partnership
     business
---------------------------------------------
13.  Association, club, or     The
     other tax-exempt          organization
     organization
---------------------------------------------
14.  A broker or registered    The broker or
     nominee                   nominee
---------------------------------------------
15.  Account with the          The public
     Department of             entity
     Agriculture in the name
     of a public entity
     (such as a State or
     local government,
     school district, or
     prison) that receives
     agricultural program
     payments

---------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

- A foreign government or a political subdivision, agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank issue.

- Unless otherwise noted herein, all reference below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following.

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee

Payments of interest not generally subject to backup withholding include the following.

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipient are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to the failure.

(3) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                                                         ANNEX B

                         NOTICE OF GUARANTEED DELIVERY

                         EL PASO ENERGY PARTNERS, L.P.
                  EL PASO ENERGY PARTNERS FINANCE CORPORATION

                               OFFER TO EXCHANGE
      10 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2012 FOR ANY AND ALL
        OUTSTANDING 10 5/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2012

     As set forth in the Prospectus, dated           , 2003 (as the same may be
amended from time to time, the "Prospectus"), of El Paso Energy Partners, L.P. and El Paso Energy Partners Finance Corporation (together, the "Issuers"), under the caption of "The Exchange Offer -- Procedures for Tendering Series A
Notes -- Guaranteed Delivery," this form or one substantially equivalent hereto must be used to accept the Issuers' offer (the "Exchange Offer") to exchange their 10 5/8% Series B Senior Subordinated Notes due 2012 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of their 10 5/8% Series A Senior Subordinated Notes due 2012 (the "Series A Notes"), if (i) certificates representing the Series A Notes to be exchanged are not lost but are not immediately available, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmittal, via facsimile, to the Exchange Agent at its address set forth below not later
than 5:00 p.m., New York City time, on           , 2003. All capitalized terms
used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                              JPMORGAN CHASE BANK

                  By Mail:                                     By Facsimile:
             JPMorgan Chase Bank                              (512) 479-2553
                 700 Lavoca                             Attention: Mr. Cary Gilliam
                 Fifth Floor
              Austin, TX 78701                      Confirm by Telephone:(512) 479-2575
         Attention: Mr. Cary Gilliam                    Attention: Mr. Cary Gilliam

         DELIVERY OR TRANSMISSION VIA FACSIMILE OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
                                   DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tender(s) for exchange to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of the Series A Notes as set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of "The Exchange
Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery."

     The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on           , 2003, unless extended by
the Issuers. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuers.

     All authority herein conferred or agreed to be conferred by the Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                   SIGNATURES

--------------------------------------------     Principal Amount of Series A Notes
             Signature of Owner                  Exchanged:
                                                 $
                                                 --------------------------------------------

--------------------------------------------     Certificate Nos. of Series A Notes (if
   Signature of Owner (if more than one)         available)
                                                 --------------------------------------------

                Dated: ,2003                     --------------------------------------------

Name(s):
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       (Please Print)

Address:
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                     (Include Zip Code)

Area Code and Telephone No.:
---------------------------------------------------------------------------------------------

Capacity (full title), if signing in a representative capacity:
---------------------------------------------------------------------------------------------

Taxpayer Identification or Social Security No.:
---------------------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or is otherwise an "eligible guaranteed institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Series A Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A Notes into the account of JPMorgan Chase Bank (the "Trust Company") at a Book-Entry Transfer Facility, pursuant to the Trust Company's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Book-entry delivery procedures"), and any other required documents will be deposited by the undersigned with the Trust Company.


Name of Firm: ------------------------------------     -----------------------------------------------------

Address: -------------------------------------------   Name: ----------------------------------------------
                                                       Title:

Area Code and Telephone No.:                           Date:

                   DO NOT SEND SERIES A NOTES WITH THIS FORM.
          ACTUAL SURRENDER OF SERIES A NOTES MUST BE MADE PURSUANT TO,
               AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our partnership agreement provides that we:

     - will indemnify (1) El Paso Energy Partners Company, (2) any departing general partner and (3) any person who is or was an officer, director or other representative of El Paso Energy Partners Company, any departing general partner or us, to the fullest extent permitted by law; and

     - may indemnify, to the fullest extent permitted by law, (1) any person who is or was an affiliate of El Paso Energy Partners Company, any departing general partner or us, (2) any person who is or was an employee, partner, agent or trustee of El Paso Energy Partners Company, any departing general partner, us or any such affiliate, or (3) any person who is or was serving at our request as an officer, director, employee, partner, member, agent or other representative of another corporation, partnership, joint venture, trust, committee or other enterprise;

each, as well as any employee, partner, agent or other representative of El Paso Energy Partners Company, any departing general partner, us or any of their or our affiliates, which we refer to as an "Indemnitee," from and against any and all claims, damages, expenses and fines, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (1) El Paso Energy Partners Company, departing general partner, us or an affiliate of either, (2) an officer, director, employee, partner, agent, trustee or other representative of El Paso Energy Partners Company, any departing general partner, us or any of their or our affiliates or (3) a person serving at our request in any other entity in a similar capacity. Indemnification will be conditioned on the determination that, in each case, the Indemnitee acted in good faith, in a manner which such Indemnitee believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

     The above indemnification may result in indemnification of Indemnitees for negligent acts, and may include indemnification for liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Any indemnification under these provisions will be only out of our assets. We are authorized to purchase, or to reimburse El Paso Energy Partners Company or its affiliates for the cost of, insurance against liabilities asserted against and expenses incurred by such persons in connection with our activities, whether or not we would have the power to indemnify such person against such liabilities under the provisions described above.

     Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

     Section 145(a) of the General Corporation Law of the State of Delaware, or the "DGCL," provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person set forth against expenses (including attorney fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted above in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in the immediately preceding two paragraphs above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against any expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled both to actions in his or her official capacity and in other capacities while holding such office; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, not acting in good faith, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The certificate of incorporation of El Paso Energy Partners Company contains a provision which limits the liability of its directors to El Paso Energy Partners Company or its stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by the DGCL. In addition, the bylaws of El Paso Energy Partners Company, in substance, require El Paso Energy Partners Company to indemnify each person who is or was a director, officer, employee or agent of El Paso Energy Partners Company to the full extent permitted by the laws of the State of Delaware in the event such person is involved in legal proceedings by reason of the fact that he or she is or was a director, officer, employee or agent of El Paso Energy Partners Company, or is or was serving at El Paso Energy Partners Company's request as a director, officer, employee or agent of El Paso Energy Partners Company and its subsidiaries, another corporation, partnership or other enterprise. El Paso Energy Partners Company is also required to advance to these persons payments incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified. In addition, El Paso Energy Partners Company's bylaws specifically provide that the indemnification rights granted in it are non-exclusive.

     El Paso Energy Partners Company has entered into indemnification agreements with certain of its current and past directors providing for indemnification to the full extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification, including the allocation of the burden of proof and selection of a reviewing party, and for enforcement of directors' indemnification rights.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us or El Paso Energy Partners Company as set forth above, we and El Paso Energy Partners Company have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     El Paso Energy Partners Company has purchased liability insurance policies covering its directors and officers, including to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.A**   Purchase Agreement dated November 22, 2002 among El Paso
          Energy Partners, L.P., El Paso Energy Partners Finance
          Corporation, the Subsidiary Guarantors listed on Schedule A thereto, J.P. Morgan Securities Inc., Goldman, Sachs & Co.,
          UBS Warburg LLC and Wachovia Securities, Inc. (filed as
          Exhibit 10.R to our Current Report on Form 8-K filed
          December 12, 2002).
  4.A*    Indenture dated November 27, 2002 among El Paso Energy
          Partners, L.P., El Paso Energy Partners Finance Corporation,
          the Subsidiary Guarantors named therein and JPMorgan Chase
          Bank, as Trustee.
  4.B*    Form of 10 5/8% Note (contained in the Indenture filed as
          Exhibit 4.A).
  4.C**   A/B Exchange Registration Rights Agreement dated as of
          November 27, 2002 between El Paso Energy Partners, El Paso
          Energy Partners Finance Corporation, the Subsidiary
          Guarantors listed on Schedule A thereto, J.P. Morgan
          Securities Inc., Goldman, Sachs & Co., UBS Warburg LLC and
          Wachovia Securities, Inc. (filed as Exhibit 4.H to our
          Current Report on Form 8-K filed December 12, 2002)
 5.A***   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
          the legality of the securities being offered.
 12.A*    Calculation of Earnings to Fixed Charges.
 23.A*    Consent of PricewaterhouseCoopers LLP.
 23.B*    Consent of Netherland, Sewell & Associates, Inc.
 24.A*    Power of attorney (included in the signature page hereto).
 25.A*    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of JPMorgan Chase Bank.

---------------

  * Filed herewith.

 ** Previously filed.

*** To be filed by amendment.

     Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437(a) of the Securities Act of 1933.

     (b) Financial Statement Schedules

     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

     (c) Reports, Opinions, and Appraisals

     None.

ITEM 22. UNDERTAKINGS

     (a) Regulation S-K, Item 512 Undertakings

          (1) The undersigned registrant hereby undertakes:

             (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Registration on Form S-4 of Securities Offered for Resale.

             (i) The undersigned hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

             (ii) The registrant undertakes that every prospectus: (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on February 28, 2003.

                                          EL PASO ENERGY PARTNERS, L.P.
                                          (REGISTRANT)

                                          By: El Paso Energy Partners Company,
                                            its General Partner

                                          By:      /s/ KEITH B. FORMAN

                                          --------------------------------------
                                                     Keith B. Forman
                                               Chief Financial Officer and
                                                      Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint D. Mark Leland and Peggy A. Heeg, and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated:

                   SIGNATURE                                TITLE                  DATE
                   ---------                                -----                  ----

             /s/ ROBERT G. PHILLIPS               Chairman of the Board and  February 28, 2003
------------------------------------------------  Chief Executive Officer
               Robert G. Phillips                 (1)

              /s/ KEITH B. FORMAN                 Chief Financial Officer    February 28, 2003
------------------------------------------------  and Vice President (2)
                Keith B. Forman

               /s/ JAMES H. LYTAL                 President and Director     February 28, 2003
------------------------------------------------  (3)
                 James H. Lytal

               /s/ KATHY A. WELCH                 Vice President and         February 28, 2003
------------------------------------------------  Controller (Principal
                 Kathy A. Welch                   Accounting Officer (4)

                   SIGNATURE                                TITLE                  DATE
                   ---------                                -----                  ----
              /s/ MICHAEL B. BRACY                Director (6)               February 28, 2003
------------------------------------------------
                Michael B. Bracy

             /s/ H. DOUGLAS CHURCH                Director (7)               February 28, 2003
------------------------------------------------
               H. Douglas Church

             /s/ KENNETH L. SMALLEY               Director (8)               February 28, 2003
------------------------------------------------
               Kenneth L. Smalley

---------------

1. Robert G. Phillips has signed this registration statement in his capacity as Chairman of the Board and Chief Executive Officer of El Paso Energy Partners Company and El Paso Energy Partners Finance Corporation, and Chief Executive Officer of El Paso Energy Partners, L.P., Chaco Liquids Plant Trust; Crystal Holding, L.L.C.; El Paso Energy Intrastate, L.P.; El Paso Energy Partners Oil Transport, L.L.C.; El Paso Energy Partners Operating Company, L.L.C.; El Paso Energy Warwink I Company, L.P.; El Paso Energy Warwink II Company, L.P.; El Paso Offshore Gathering & Transmission, L.P.; El Paso South Texas, L.P.; EPGT Texas Pipeline, L.P.; EPN Alabama Intrastate, L.L.C.; EPN Field Services, L.L.C.; EPN Gathering and Treating Company, L.P.; EPN Gathering and Treating GP Holding, L.L.C.; EPN GP Holding, L.L.C.; EPN GP Holding I, L.L.C.; EPN Gulf Coast, L.P.; EPN Holding Company, L.P.; EPN Holding Company I, L.P.; EPN NGL Storage, L.L.C.; EPN Pipeline GP Holding, L.L.C.; First Reserve Gas, L.L.C.; Flextrend Development Company, L.L.C.; Hattiesburg Gas Storage Company; Hattiesburg Industrial Gas Sales, L.L.C.; High Island Offshore System, L.L.C.; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; Poseidon Pipeline Company, L.L.C.; and Warwink Gathering and Treating Company; and

2. Keith B. Forman has signed this registration statement in his capacity as Vice President and Chief Financial Officer of El Paso Energy Partners Company, El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, Chaco Liquids Plant Trust; Crystal Holding, L.L.C.; El Paso Energy Intrastate, L.P.; El Paso Energy Partners Oil Transport, L.L.C.; El Paso Energy Partners Operating Company, L.L.C.; El Paso Energy Warwink I Company, L.P.; El Paso Energy Warwink II Company, L.P.; El Paso Offshore Gathering & Transmission, L.P.; El Paso South Texas, L.P.; EPGT Texas Pipeline, L.P.; EPN Alabama Intrastate, L.L.C.; EPN Field Services, L.L.C.; EPN Gathering and Treating Company, L.P.; EPN Gathering and Treating GP Holding, L.L.C.; EPN GP Holding, L.L.C.; EPN GP Holding I, L.L.C.; EPN Gulf Coast, L.P.; EPN Holding Company, L.P.; EPN Holding Company I, L.P.; EPN NGL Storage, L.L.C.; EPN Pipeline GP Holding, L.L.C.; First Reserve Gas, L.L.C.; Flextrend Development Company, L.L.C.; Hattiesburg Gas Storage Company; Hattiesburg Industrial Gas Sales, L.L.C.; High Island Offshore System, L.L.C.; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; Poseidon Pipeline Company, L.L.C.; and Warwink Gathering and Treating Company; and

3. James H. Lytal has signed this registration statement in his capacity as President and Director of El Paso Energy Partners Company, and El Paso Energy Partners Finance Corporation; President of El Paso Energy Partners, L.P., Chaco Liquids Plant Trust; Crystal Holding, L.L.C.; El Paso Energy Intrastate, L.P.; El Paso Energy Partners Oil Transport, L.L.C.; El Paso Energy Partners Operating Company, L.L.C.; El Paso Energy Warwink I Company, L.P.; El Paso Energy Warwink II Company, L.P.; El Paso Offshore Gathering & Transmission, L.P.; El Paso South Texas, L.P.; EPGT Texas Pipeline, L.P.; EPN Alabama Intrastate, L.L.C.; EPN Field Services, L.L.C.; EPN Gathering and Treating Company, L.P.; EPN Gathering and Treating GP Holding, L.L.C.; EPN GP Holding, L.L.C.; EPN GP Holding I, L.L.C.; EPN Gulf Coast, L.P.; EPN Holding Company, L.P.; EPN Holding Company I, L.P.; EPN NGL Storage, L.L.C.; EPN Pipeline GP Holding, L.L.C.; First Reserve Gas, L.L.C.; Flextrend Development Company, L.L.C.; Hattiesburg Gas Storage Company; Hattiesburg Industrial Gas Sales, L.L.C.; High Island Offshore System, L.L.C.; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; Poseidon Pipeline Company, L.L.C.; and Warwink Gathering and Treating Company; and

4. Kathy A. Welch has signed this registration statement in her capacity as Vice President and Controller of El Paso Energy Partners Company, El Paso Energy Partners, L.P., El Paso Energy Partners Finance

   Corporation, Chaco Liquids Plant Trust; Crystal Holding, L.L.C.; El Paso Energy Intrastate, L.P.; El Paso Energy Partners Oil Transport, L.L.C.; El Paso Energy Partners Operating Company, L.L.C.; El Paso Energy Warwink I Company, L.P.; El Paso Energy Warwink II Company, L.P.; El Paso Offshore Gathering & Transmission, L.P.; El Paso South Texas, L.P.; EPGT Texas Pipeline, L.P.; EPN Alabama Intrastate, L.L.C.; EPN Field Services, L.L.C.; EPN Gathering and Treating Company, L.P.; EPN Gathering and Treating GP Holding, L.L.C.; EPN GP Holding, L.L.C.; EPN GP Holding I, L.L.C.; EPN Gulf Coast, L.P.; EPN Holding Company, L.P.; EPN Holding Company I, L.P.; EPN NGL Storage, L.L.C.; EPN Pipeline GP Holding, L.L.C.; First Reserve Gas, L.L.C.; Flextrend Development Company, L.L.C.; Hattiesburg Gas Storage Company; Hattiesburg Industrial Gas Sales, L.L.C.; High Island Offshore System, L.L.C.; Manta Ray Gathering Company, L.L.C.; Petal Gas Storage, L.L.C.; Poseidon Pipeline Company, L.L.C.; and Warwink Gathering and Treating Company; and

6. Michael B. Bracy has signed this registration statement in his capacity as a Director of El Paso Energy Partners Company, general partner of El Paso Energy Partners, L.P.

7. H. Douglas Church has signed this registration statement in his capacity as a Director of El Paso Energy Partners Company, general partner of El Paso Energy Partners, L.P.

8. Kenneth L. Smalley has signed this registration statement in his capacity as a Director of El Paso Energy Partners Company, general partner of El Paso Energy Partners, L.P.

                                          EL PASO ENERGY PARTNERS FINANCE
                                          CORPORATION

                                          By:      /s/ KEITH B. FORMAN

                                          --------------------------------------
                                                     Keith B. Forman
                                               Chief Financial Officer and
                                                      Vice President

Subsidiary Guarantors:

CHACO LIQUIDS PLANT TRUST
     By: EL PASO ENERGY PARTNERS OPERATING
       COMPANY, L.L.C., in its capacity as trustee of the
       Chaco Liquids Plant Trust
CRYSTAL HOLDING, L.L.C.
EL PASO ENERGY INTRASTATE, L.P.
EL PASO ENERGY PARTNERS OIL TRANSPORT, L.L.C.
EL PASO ENERGY PARTNERS OPERATING COMPANY, L.L.C.
EL PASO ENERGY WARWINK I COMPANY, L.P.
EL PASO ENERGY WARWINK II COMPANY, L.P.
EL PASO OFFSHORE GATHERING & TRANSMISSION, L.P.
EL PASO SOUTH TEXAS, L.P.
EPGT TEXAS PIPELINE, L.P.
EPN ALABAMA INTRASTATE, L.L.C.
EPN FIELD SERVICES, L.L.C.
EPN GATHERING AND TREATING COMPANY, L.P.
EPN GATHERING & TREATING GP HOLDING, L.L.C.
EPN GP HOLDING, L.L.C.
EPN GP HOLDING, I, L.L.C.
EPN GULF COAST, L.P.
EPN HOLDING COMPANY, L.P.
EPN HOLDING COMPANY, I, L.P.
EPN NGL STORAGE, L.L.C.
EPN PIPELINE GP HOLDING, L.L.C.
FIRST RESERVE GAS, L.L.C.
FLEXTREND DEVELOPMENT COMPANY, L.L.C.
HATTIESBURG GAS STORAGE COMPANY
HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
MANTA RAY GATHERING COMPANY, L.L.C.
PETAL GAS STORAGE, L.L.C.
POSEIDON PIPELINE COMPANY, L.L.C.
WARWINK GATHERING AND TREATING COMPANY

                                          By:      /s/ KEITH B. FORMAN

                                          --------------------------------------
                                                     Keith B. Forman
                                               Chief Financial Officer and
                                                      Vice President

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.A**   Purchase Agreement dated November 22, 2002 among El Paso
          Energy Partners, L.P., El Paso Energy Partners Finance
          Corporation, the Subsidiary Guarantors listed on Schedule A thereto, J.P. Morgan Securities Inc., Goldman, Sachs & Co.,
          UBS Warburg LLC and Wachovia Securities, Inc. (filed as
          Exhibit 10.R to our Current Report on Form 8-K filed
          December 12, 2002).
  4.A*    Indenture dated November 27, 2002 among El Paso Energy
          Partners, L.P., El Paso Energy Partners Finance Corporation,
          the Subsidiary Guarantors named therein and JPMorgan Chase
          Bank, as Trustee.
  4.B*    Form of 10 5/8% Note (contained in the Indenture filed as
          Exhibit 4.A).
  4.C**   A/B Exchange Registration Rights Agreement dated as of
          November 27, 2002 between El Paso Energy Partners, El Paso
          Energy Partners Finance Corporation, the Subsidiary
          Guarantors listed on Schedule A thereto, J.P. Morgan
          Securities Inc., Goldman, Sachs & Co., UBS Warburg LLC and
          Wachovia Securities, Inc. (filed as Exhibit 4.H to our
          Current Report on Form 8-K filed December 12, 2002)
 5.A***   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
          the legality of the securities being offered.
 12.A*    Calculation of Earnings to Fixed Charges.
 23.A*    Consent of PricewaterhouseCoopers LLP.
 23.B*    Consent of Netherland, Sewell & Associates, Inc.
 24.A*    Power of attorney (included in the signature page hereto).
 25.A*    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of JPMorgan Chase Bank.

---------------

  * Filed herewith.

 ** Previously filed.

*** To be filed by amendment.